Exhibit 4.3

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This Amended and Restated Intercreditor Agreement is dated as of June 3, 2020, and entered into by and among Libbey Glass Inc., a Delaware corporation (the "Company"), Libbey Inc., a Delaware corporation ("Holdings"), the Subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, the "Company Subsidiaries"), J.P. Morgan Europe Limited, in its capacity as administrative agent with respect to the Netherlands Revolving Loans under the Existing ABL Loan Agreement (in such capacity, including its successors and assigns from time to time, "Existing Netherlands ABL Agent") and in its capacity as a designated collateral agent for purposes of holding certain Collateral in connection with the DIP ABL Loan Agreement (in such capacity, together with its successors and assigns from time to time, "DIP ABL Sub-Agent"), JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the DIP ABL Loan Agreement, including its successors and assigns from time to time (together with DIP ABL Sub-Agent, the "DIP ABL Agent") and in its capacity as administrative agent under the Existing ABL Loan Agreement, including its successors and assigns from time to time (together with Existing Netherlands ABL Agent, the "Existing ABL Agent"), any other ABL Agent from time to time party hereto, Cortland Capital Market Services LLC, in its capacity as collateral agent under the DIP Term Loan Agreement, including its successors and assigns from time to time in such capacity (in such capacity, the "DIP Term Agent") and in its capacity as collateral agent under the Existing Term Loan Agreement, including its successors and assigns from time to time in such capacity (in such capacity, the "Existing Term Agent"), any other Term Agent from time to time party hereto and Cortland Capital Market Services LLC, in its capacity as Specified Mexico Collateral Agent (as defined below) for the Specified Mexico Collateral Claimholders (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.

RECITALS

The Company, Libbey Europe B.V., Holdings, the other Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto (the "Existing ABL Lenders") the Existing ABL Agent and the Existing Netherlands ABL Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of February 8, 2010 (as amended, restated, amended and restated, supplemented or modified from time to time, the "Existing ABL Loan Agreement");

The Company, Libbey Europe B.V., Holdings, the other Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto (the "DIP ABL Lenders") and the DIP ABL Agent, have entered into that certain Debtor-in-Possession Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or modified from time to time, the "DIP ABL Loan Agreement");

The Company, Holdings, the lenders from time to time party thereto (the "Existing Term Lenders"), the Existing Term Agent and the other parties and agents party thereto have entered into that certain Senior Secured Credit Agreement, dated as of the Existing Closing Date (as amended, restated, amended and restated, supplemented or modified from time to time, the "Existing Term Loan Agreement";

The Company, Holdings, the other Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto (the "DIP Term Lenders") and the DIP Term Agent, have entered into that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or modified from time to time, the "DIP Term Loan Agreement";

The Company, Holdings, the Company Subsidiaries (as defined therein) party thereto, the Existing ABL Agent and Existing Term Agent have entered into that certain Intercreditor Agreement, dated as of the Existing Closing Date (as amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, the "Existing Intercreditor Agreement");

On June 1, 2020 (the "Petition Date"), the Company, Holdings and certain of the Company Subsidiaries (each a "Debtor" and collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

On June 3, 2020, the Bankruptcy Court entered that certain Interim Order Pursuant to Sections 105, 361, 362, 363, 364, 503 and 507 of the Bankruptcy Code (i) Authorizing the Debtors to Obtain Senior Secured Superpriority Postpetition Financing; (ii) Granting (a) Liens and Superpriority Administrative Expense Claims, and (b) Adequate Protection to Certain Prepetition Lenders; (iii) Authorizing the Use of Cash Collateral; (iv) Modifying the Automatic Stay; (v) Scheduling a Final Hearing; and (vi) Granting Related Relief; and

In order to induce the DIP ABL Agent and the DIP ABL Lenders to enter into the DIP ABL Loan Agreement, and the DIP Term Agent and the DIP Term Lenders to enter into the DIP Term Loan Agreement, the parties hereto have agreed to amend and restate the Existing Intercreditor Agreement on the terms and conditions set forth herein in order to, among other things, set forth the relative priorities of the respective Liens of the Agents on the Collateral.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amended and restate the Existing Intercreditor Agreement in its entirety and hereby agree as follows:

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.
DEFINITIONS.

1.1.     Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

"ABL Agent" means, individually or collectively, the Existing ABL Agent, the Existing Netherlands ABL Agent, the DIP ABL Agent, the DIP ABL Sub-Agent, and any successor or other agent under any ABL Loan Agreement.

"ABL Claimholders" means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Loan Agreement and the Bank Product Providers in each case solely in their capacities as such and not in any other capacity.

"ABL Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.

"ABL Default" means an "Event of Default" (as defined in the DIP ABL Loan Agreement or any substantially similar term in a Refinancing).

"ABL Lenders" means the Existing ABL Lenders, the DIP ABL Lenders and any other "Lenders" under and as defined in the ABL Loan Agreement or any other Person which extends credit under the ABL Loan Agreement in each case solely in their capacities as such and not in any other capacity.

"ABL Loan Agreement" means collectively, (a) the Existing ABL Loan Agreement, (b) the DIP ABL Loan Agreement and (c) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers' acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Existing ABL Loan Agreement, the DIP ABL Loan Agreement or any other agreement or instrument referred to in this clause which (I) is designated as an "ABL Loan Agreement" by (x) if any other ABL Loan Agreement is then in effect, the ABL Agent thereunder or (y) if no other ABL Loan Agreement is then in effect, the Company, and (II) the ABL Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the applicable ABL Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Existing ABL Loan Agreement, the DIP ABL Loan Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Loan Agreement hereunder shall be deemed a reference to any ABL Loan Agreement then in existence.

"ABL Loan Documents" means the ABL Loan Agreement and the "Loan Documents" (as defined in each ABL Loan Agreement), Bank Products, the Financing Order, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Loan Agreement or any Bank Products, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

"ABL Mortgages" means a collective reference to the Financing Order and each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

"ABL Obligations" means all Obligations outstanding under the ABL Loan Agreement and the other ABL Loan Documents, including any Bank Products and Terminated Swap Obligations (as defined in the DIP ABL Loan Agreement). "ABL Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding (including the Bankruptcy Cases) in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"ABL Priority Collateral" means all now-owned or hereafter acquired ABL Collateral that constitutes (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute ABL Priority Collateral):

(a)     Accounts, other than Accounts which arise from the sale, license, assignment or other disposition of Term Priority Collateral;

(b)     Inventory and Documents for any Inventory;

(c)     all Intellectual Property;

(d)     Capital Stock of the Company held by Libbey Inc.;

(e)     Capital Stock held by the Company or any Subsidiary of the Company that is a Grantor;

(f)     Deposit Accounts (other than the DIP Term Funding Account) and Securities Accounts (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing, but excluding any identifiable Proceeds of Term Priority Collateral held in any of the foregoing);

(g)     Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in this definition;

(h)     letters of credit transferred to the ABL Agent or any ABL Lender, or with respect to which the Proceeds thereof have been assigned to the ABL Agent or any ABL Lender, or on which the ABL Agent or any ABL Lender is named as beneficiary, in each case arising out of, related to, or derivative of the property or interests described in this definition;

(i)     Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;

(j)     all contracts, contract rights, other General Intangibles, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;

(k)     all General Intangibles (other than Term General Intangibles);

(l)     all Investment Property;

(m)     all assets and property of whatever kind and nature of all Grantors that are Foreign Subsidiaries;

(n)     all Avoidance Actions against any ABL Claimholder;

(o)     all proceeds of any disgorgement of any Refinancing of the ABL Obligations under the Existing ABL Loan Agreement and the other "Loan Documents" (as defined therein) from proceeds of the DIP ABL Loan Agreement;

(p)     all books and Records relating to the items referred to in the preceding clauses (a) through (o), or the succeeding clause (q) (including all books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (o), or the succeeding clause (q)); and

(q)     all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts (except Deposit Accounts containing identifiable Term Priority Proceeds under clause (g) of the definition of "Term Priority Collateral", but only to the extent of such identifiable Term Priority Proceeds) received as proceeds of any of the foregoing, but excluding identifiable proceeds from Term Priority Collateral (collectively, "ABL Priority Proceeds").

For purposes of clarification, and notwithstanding anything to the contrary set forth in this Agreement, any of the items set forth in this paragraph that are or become branded, or otherwise produced through the use or other application of, any Trademarks or other Intellectual Property, whether pursuant to the exercise of rights pursuant to Section 3.4 or otherwise, shall fully constitute ABL Priority Collateral, and no Proceeds arising from any Disposition of any such ABL Priority Collateral shall be, or be deemed to be, attributable to Term Priority Collateral.

For the avoidance of doubt, it is hereby acknowledged and agreed that (i) the Existing Term Obligations will not be secured by a Lien on or security interest in any Foreign Subsidiary Assets, (regardless of whether such assets or property are or have been pledged to the ABL Agent under the ABL Loan Agreement, the DIP Term Agent under the DIP Term Loan Agreement or the Specified Mexico Collateral Agent under the Specified Mexico Collateral Documents) and nothing in this Agreement shall be deemed to grant any rights to the Existing Term Agent in respect of such Foreign Subsidiary Assets, (ii) Foreign Subsidiary Assets (regardless of whether such assets or property are or have been pledged to the ABL Agent under the ABL Loan Agreement, the DIP Term Agent under the DIP Term Loan Agreement or the Specified Mexico Collateral Agent under the Specified Mexico Collateral Documents) shall constitute ABL Priority Collateral and shall not be included as Term Priority Collateral (but shall, for the avoidance of doubt, be included as Term Collateral to secure the DIP Term Obligations) and (iii) the ABL Obligations will not be secured by a Lien on or security interest in the DIP Term Funding Account or any identifiable proceeds of loans under the DIP Term Loan Agreement funded on or after the date hereof and deposited in the DIP Term Funding Account, and the DIP Term Funding Account and all identifiable proceeds of loans under the DIP Term Loan Agreement funded on or after the date hereof and deposited in the DIP Term Funding Account shall serve as collateral solely for the DIP Term Obligations.

"ABL Security Documents" means the Financing Order and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

"Access Period" means for each parcel of Mortgaged Premises or other Term Priority Collateral, the period, which begins on the earlier of (a) the day on which the ABL Agent provides the Term Agent with an Enforcement Notice and (b) the fifth Business Day after any Term Agent provides the ABL Agent with notice that such Term Agent (or its agent) has obtained possession or control of such Mortgaged Premises or other Term Priority Collateral in connection with an Enforcement and ends on the earliest of (i) the 180th day after the date (the "Initial Access Date") on which the ABL Agent initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the applicable ABL Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral and (ii) the Discharge of ABL Obligations.

"Account Agreements" means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among a Term Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

"Accounts" means all present and future "accounts" (as defined in Article 9 of the UCC).

"Additional Joinder Agreement" shall mean a joinder agreement in the form of Exhibit B hereto.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to "control" or be "controlled by" a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

"Agents" means each ABL Agent and each Term Agent.

"Agreement" means this Amended and Restated Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

"Avoidance Actions" means any and all claims and causes of action of any Debtor's estate arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code, together with any proceeds therefrom.

"Bank Product Debt" means Indebtedness and other Obligations relating to Bank Products.

"Bank Product Provider" means any ABL Lender or Affiliate of an ABL Lender that is providing Banking Services (as such term is defined in the Existing ABL Loan Agreement and the DIP ABL Loan Agreement and any substantially equivalent term in any other ABL Loan Agreement) to any Grantor or that is a party to a Swap Agreement (as such term is defined in the Existing ABL Loan Agreement and the DIP ABL Loan Agreement and any substantially equivalent term in any other ABL Loan Agreement) with any Grantor.

"Bank Products" means any Swap Agreement (as such term is defined in the Existing ABL Loan Agreement and the DIP ABL Loan Agreement and any substantially equivalent term in any other ABL Loan Agreement) evidencing Swap Obligations (as such term is defined in the Existing ABL Loan Agreement and the DIP ABL Loan Agreement and any substantially equivalent term in any other ABL Loan Agreement) or agreement evidencing Banking Services Obligations (as such term is defined in the Existing ABL Loan Agreement and the DIP ABL Loan Agreement and any substantially equivalent term in any other ABL Loan Agreement).

"Bankruptcy Cases" means the cases of the Debtors jointly administered under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court, bearing case number 20-11439 and any superseding chapter 7 case or cases.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Bankruptcy Court" has the meaning assigned to that term in the Recitals.

"Bankruptcy Law" means the Bankruptcy Code, the Dutch Bankruptcy Act (Faillissementswet) and any similar federal, state or foreign law for the relief of debtors or affecting creditors' rights generally.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Illinois or Wilmington, Delaware are authorized or required by law to close.

"Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership or partnership interests or shares and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

"Chattel Paper" means all present and future "chattel paper" (as defined in Article 9 of the UCC).

"Claimholder" means any Term Claimholder or ABL Claimholder, as applicable.

"Collateral" means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Term Collateral. Notwithstanding anything to the contrary contained herein or otherwise, the DIP Term Funding Account and all identifiable proceeds of loans under the DIP Term Loan Agreement funded on or after the date hereof and deposited in the DIP Term Funding Account shall serve as collateral solely for the DIP Term Obligations, and shall not constitute "Collateral" hereunder.

"Collateral Agent" means each Agent, the Specified Mexico Collateral Agent and the Mexico Security Trustee for any Mexico Security Trust.

"Commercial Tort Claims" means all present and future "commercial tort claims" (as defined in Article 9 of the UCC).

"Company" has the meaning assigned to that term in the Preamble to this Agreement.

"Company Subsidiary" has the meaning assigned to that term in the Preamble to this Agreement.

"Conforming Plan of Reorganization" means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

"Debtors" has the meaning assigned to that term in the Recitals.

"Deposit Accounts" means all present and future "deposit accounts" (as defined in Article 9 of the UCC).

"DIP ABL Agent" has the meaning assigned to that term in the Preamble to this Agreement.

"DIP ABL Claimholders" means, at any relevant time, the holders of DIP ABL Obligations at that time, including, without limitation, the DIP ABL Lenders and the DIP ABL Agent under the DIP ABL Loan Agreement and the Bank Product Providers under the DIP ABL Loan Agreement in each case solely in their capacities as such and not in any other capacity.

"DIP ABL Loan Agreement" has the meaning assigned to that term in the Recitals.

"DIP ABL Lender" has the meaning assigned to that term in the Recitals to this Agreement.

"DIP ABL Obligations" means all Obligations outstanding under the DIP ABL Loan Agreement and the other Loan Documents (as defined in the DIP ABL Loan Agreement), including any Bank Products, Terminated Swap Obligations (as defined in the DIP ABL Loan Agreement) and all DIP ABL Roll-Up Obligations. "DIP ABL Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding (including the Bankruptcy Cases) in accordance with the rate specified in the relevant DIP ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"DIP ABL Roll-Up Obligations" means, at any relevant time, such portion of the Existing ABL Obligations that have been (or have been deemed to be) exchanged for (and repaid and refinanced by) any DIP ABL Obligations (including the deemed re-issuance of all extant letters of credit and assumption or incurrence of Existing ABL Obligations constituting Bank Products as DIP ABL Obligations) and all interest, fees, costs and other changes accrued or owing in respect thereof.

"DIP Term Funding Account" has the meaning assigned to the term "Funding Account" in the DIP Term Loan Agreement (as in effect on the date hereof).

"DIP Term Claimholders" means, at any relevant time, the holders of DIP Term Obligations at that time, including the DIP Term Lenders and the DIP Term Agent in each case solely in their capacities as such and not in any other capacity.

"DIP Term Agent" has the meaning assigned to that term in the Preamble to this Agreement.

"DIP Term Loan Agreement" has the meaning assigned to that term in the Recitals.

"DIP Term Lender" has the meaning assigned to that term in the Recitals to this Agreement.

"DIP Term Obligations" means, at any relevant time, all Obligations outstanding under the DIP Term Loan Agreement and the other Loan Documents (as defined in the DIP Term Loan Agreement), including, without limitation, all Loan Obligations and Secured Obligations (each as defined in the DIP Term Loan Agreement) and all DIP Term Roll-Up Obligations. "DIP Term Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding (including the Bankruptcy Cases) in accordance with the rate specified in the DIP Term Loan Agreement or other relevant Loan Document (as defined in the DIP Term Loan Agreement), whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"DIP Term Roll-Up Obligations" means, at any relevant time, such portion of the Existing Term Obligations that have been deemed to be exchanged for (and repaid and refinanced by) any DIP Term Obligations and all interest, fees, costs and other changes accrued or owing in respect thereof.

"DIP Financing" has the meaning assigned to that term in Section 6.1.

"Discharge of ABL Obligations" means, except to the extent otherwise expressly provided in Section 5.5:

(a)     payment in full in cash of all ABL Obligations (other than (i) Bank Product Debt which is not then due and payable except as provided in clause (c) below and (ii) contingent obligations or contingent indemnification obligations except as provided in clause (e) below);

(b)     termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;

(c)     termination and payment in full in cash or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent) of all Bank Product Debt;

(d)     termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Loan Agreement in compliance with the terms of the ABL Loan Agreement; and

(e)     cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations included in the ABL Obligations that are not yet due and payable but with respect to which a claim has been asserted in writing under any ABL Loan Documents (in an amount and manner reasonably satisfactory to the ABL Agent).

"Discharge of DIP Term Obligations" means, except to the extent otherwise expressly provided in Section 5.5, payment in full in cash of all DIP Term Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted), and termination or expiration of all commitments, if any, to extend credit under the DIP Term Loan Agreement.

"Discharge of Prior Lien Obligations" shall mean:

(a)     with respect to the ABL Priority Collateral as it relates to the Term Claimholders, the Discharge of ABL Obligations; and

(b)     with respect to the Term Priority Collateral as it relates to the ABL Claimholders, the Discharge of Term Obligations.

"Discharge of Term Obligations" means, except to the extent otherwise expressly provided in Section 5.5, payment in full in cash of all Term Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted), and termination or expiration of all commitments, if any, to extend credit under the Term Loan Documents.

"Disposition" means any sale, lease, exchange, transfer or other disposition of any Collateral.

"Documents" means all present and future "documents" (as defined in Article 9 of the UCC.

"Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States, any state thereof or the District of Columbia.

"Enforcement" means, collectively or individually for one or both of the ABL Agent or any ABL Claimholder or any Term Agent or any Term Claimholder to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Term Loan Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor at the direction of the ABL Agent or any Term Agent, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application (including pursuant to "cash dominion" provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents or Term Loan Documents, including upon the occurrence of a default due to the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Term Obligations or the ABL Obligations.

"Enforcement Notice" means a written notice delivered, at a time when an ABL Default or Term Default has occurred and is continuing, by either an ABL Agent to the Term Agents, or a Term Agent to the ABL Agents, announcing that such party intends to commence Enforcement against its Priority Collateral and specifying the ABL Default or Term Default, as applicable.

"Equipment" means all now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

"Existing ABL Agent" has the meaning assigned to that term in the Preamble.

"Existing ABL Claimholders" means, at any relevant time, the holders of Existing ABL Obligations at that time, including, without limitation, the Existing ABL Lenders and the Existing ABL Agent under the Existing ABL Loan Agreement and the Bank Product Providers under the Existing ABL Loan Agreement in each case solely in their capacities as such and not in any other capacity.

"Existing ABL Loan Agreement" has the meaning assigned to that term in the Recitals.

"Existing ABL Lender" has the meaning assigned to that term in the Recitals.

"Existing ABL Obligations" means all Obligations outstanding under the Existing ABL Loan Agreement and the other Loan Documents (as defined in the Existing ABL Loan Agreement), including any Bank Products (as defined in the Existing ABL Loan Agreement) but excluding any DIP ABL Roll-Up Obligations. "Existing ABL Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding (including the Bankruptcy Cases) in accordance with the rate specified in the relevant Existing ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"Existing Closing Date" means April 9, 2014.

"Existing Intercreditor Agreement" has the meaning assigned to that term in the Recitals.

"Existing Netherlands ABL Agent" has the meaning assigned to that term in the Preamble to this Agreement.

"Existing Term Agent" has the meaning assigned to that term in the Preamble to this Agreement.

"Existing Term Claimholders" means, at any relevant time, the holders of Existing Term Obligations at that time, including the Existing Term Lenders and the Existing Term Agent in each case solely in their capacities as such and not in any other capacity.

"Existing Term Loan Agreement" has the meaning assigned to that term in the Recitals.

"Existing Term Lenders" has the meaning assigned to that term in the Recitals.

"Existing Term Obligations" means, at any relevant time, all Obligations outstanding under the Existing Term Loan Agreement and the other Loan Documents (as defined in the Existing Term Loan Agreement), including, without limitation, all Loan Obligations and Secured Obligations (each as defined in the Existing Term Loan Agreement) but excluding any DIP Term Roll-Up Obligations. "Existing Term Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding (including the Bankruptcy Cases) in accordance with the rate specified in the Existing Term Loan Agreement or other relevant Loan Document (as defined in the Existing Term Loan Agreement), whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"Financial Assets" means all present and future "financial assets" (as defined in Article 9 of the UCC).

"Financing Order" means, as applicable under the circumstances, (i) collectively, the order of the Bankruptcy Court entered in the Bankruptcy Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), which order is in effect and not stayed, together with all extensions, modifications, and amendments thereto, which, among other matters but not by way of limitation, authorizes, on an interim basis, Debtors to execute and perform under the terms of the ABL Loan Documents relating to the DIP ABL Loan Agreement and the Term Loan Documents relating to the DIP Term Loan Documents or (ii) collectively, the order of the Bankruptcy Court entered in the Bankruptcy Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court, which order is in effect and not stayed, together with all extensions, modifications and amendments thereto, which, among other matters, authorizes the Debtors to obtain credit, incur (or guaranty) Debt, and grant Liens under the ABL Loan Documents relating to the DIP ABL Loan Agreement and the Term Loan Documents relating to the DIP Term Loan Documents, as the case may be, provides for the super priority of the ABL Agent's, Existing Term Agent's, DIP Term Agent's, ABL Lenders' and Term Lenders' claims (under the DIP ABL Loan Agreement and DIP Term Loan Agreement, respectively) and authorizes the use of cash collateral.

"Foreign Subsidiary" means any Subsidiary of the Company that is not organized under the laws of the United States, any state thereof or the District of Columbia.

"Foreign Subsidiary Assets" means any assets or property of whatever kind and nature of any Foreign Subsidiary, excluding, for the avoidance of doubt, Capital Stock of a Foreign Subsidiary owned by a Debtor.

"General Intangibles" means all present and future "general intangibles" (as defined in Article 9 of the UCC).

"Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

"Grantors" means Holdings, the Company, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document or a Term Security Document, as a grantor of a Lien (or the equivalent thereof).

"Holdings" has the meaning assigned to that term in the Preamble to this Agreement.

"Indebtedness" means and includes all "Indebtedness," or any similar term within the meaning of the ABL Loan Agreement or the Term Loan Agreement.

"Initial Access Date" has the meaning assigned to that term in the definition of the term "Access Period."

"Insolvency or Liquidation Proceeding" means:

(a)     any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, including the Bankruptcy Cases;

(b)     any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, suspension of payments or other similar case or proceeding (including any insolvency proceeding pursuant to Article 2166 of the Mexican Federal Civil Code (Código Civil Federal) or its correlative provisions of the Civil Codes of the States that comprises Mexico or Article 9 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles) (or any successor provision).with respect to any Grantor or with respect to a material portion of their respective assets;

(c)     any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court's jurisdiction or supervision;

(d)     any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court's jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e)     any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

"Instruments" means all present and future "instruments" (as defined in Article 9 of the UCC).

"Intellectual Property" means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof, ("Patents"); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof, ("Trademarks"); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof, ("Copyrights"); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

"Inventory" means all now owned and hereafter existing or acquired inventory, as defined in Article 9 of the UCC.

"Investment Property" means all present and future "investment property" (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock of all Grantors (other than Holdings) and all Subsidiaries of the Grantors.

"Letter of Credit Rights" means all present and future "letter of credit rights" (as defined in Article 9 of the UCC).

"Lien" means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, trust agreement, encumbrance, lien (statutory or other), charge, seizure or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). For purposes of this Agreement, a Lien shall also mean the rights and/or interests of any ABL Agent or the DIP Term Agent as beneficiaries (fideicomisarios) in any Mexico Security Trust, the proceeds thereof, any Specified Mexico Collateral and proceeds thereof. Any assets in any Mexico Security Trust and any Specified Mexico Collateral shall be treated as ABL Priority Collateral for all purposes of this Agreement, and for all purposes of this Agreement, until the Discharge of ABL Obligations, (x) ABL Agent shall be treated as the Prior Lien Agent with respect to any assets in any Mexico Security Trust and any Specified Mexico Collateral and may issue instructions to the Mexico Security Trustee for any Mexico Security Trust or the Specified Mexico Collateral Agent (and immediately after the Discharge of ABL Obligations, the DIP Term Agent shall be treated as the Prior Lien Agent with respect to any assets in any Mexico Security Trust or Specified Mexico Collateral and may issue instructions to the Mexico Security Trustee for any Mexico Security Trust and the Specified Mexico Collateral Agent), (y) all transfers from any Mexico Security Trust for the benefit of any Claimholder shall be made to ABL Agent, for the benefit of all of the Claimholders, and applied in accordance with Section 4.1(a) and, until the Discharge of ABL Obligations, the Term Agents may not issue any instruction or other direction to the Mexico Security Trustee for any Mexico Security Trust without the prior written consent of ABL Agent (and any references in Sections 3.1 and 5.1(a) and Article VI to any actions of the Prior Lien Agent shall be deemed to include the actions of the Mexico Security Trustee for any Mexico Security Trust to the extent such Mexico Security Trustee is acting on the instruction of ABL Agent) and (z) until the Discharge of ABL Obligations, (A) all proceeds of any sale or other disposition of any Specified Mexico Collateral received by Specified Mexico Collateral Agent shall be delivered by the Specified Mexico Collateral Agent to ABL Agent, for the benefit of all of the Specified Mexico Collateral Claimholders, and applied in accordance with Section 4.1(a) and (B) the Term Agents may not issue any instruction or other direction to the Specified Mexico Collateral Agent without the prior written consent of ABL Agent (and any references in Sections 3.1 and 5.1(a) and Article VI to any actions of the Prior Lien Agent shall be deemed to include the actions of Specified Mexico Collateral Agent to the extent Specified Mexico Collateral Agent is acting on the instruction of ABL Agent).

"Mexico" means the United Mexican States (Estados Unidos Mexicanos).

"Mexico Security Trust" means any Mexican law-governed Irrevocable Transfer of Title and Security Trust Agreement with Reversion Right (Contrato de Fideicomiso Irrevocable Traslativo de Dominio y de Garantía con Derechos de Reversión) (or any other form of security trust under the laws of Mexico) into which any assets or other property of any Mexico Subsidiary, or Capital Stock issued by any Mexico Subsidiary issued to any Grantor, are transferred to any Mexico Security Trustee for the benefit of ABL Agent, on behalf of the ABL Claimholders and/or DIP Term Agent, on behalf of the DIP Term Claimholders.

"Mexico Security Trustee" means any Mexican banking institution acceptable to the ABL Agent, acting as trustee under the Mexico Security Trust.

"Mexico Subsidiary" means each Foreign Subsidiary organized under the laws of Mexico (except for Crisa Libbey, S.A. de C.V.).

"Money" means all present and future "money" (as defined in Article 9 of the UCC).

"Mortgaged Premises" means any real property which shall now or hereafter be subject to a Term Mortgage and/or an ABL Mortgage.

"New Agent" has the meaning assigned to that term in Section 5.5.

"New Debt Notice" has the meaning assigned to that term in Section 5.5.

"Non-Conforming Plan of Reorganization" means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Priority Claimholders for such class to have approved such Plan of Reorganization.

"Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the Term Claimholders or any of them or their respective Affiliates, arising from or in connection with any of the ABL Loan Documents or any of the Term Loan Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the "Obligations" and "Secured Obligations" as defined in the ABL Loan Agreement and the "Loan Obligations" and "Secured Obligation" as defined in each of the DIP Term Loan Agreement and Existing Term Loan Agreement.

"Permitted Refinancing" means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

"Permitted Refinancing Agreements" means, with respect to the Existing ABL Loan Agreement, the DIP ABL Loan Agreement, the Existing Term Loan Agreement or the DIP Term Loan Agreement, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the Existing ABL Loan Agreement, the DIP ABL Loan Agreement, the Existing Term Loan Agreement or the DIP Term Loan Agreement, as applicable, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Existing ABL Loan Agreement, the DIP ABL Loan Agreement, the Existing Term Loan Agreement or the DIP Term Loan Agreement, or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c), Section 5.3(d) or Section 5.3(e), as applicable.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Petition Date" has the meaning assigned to that term in the Recitals.

"Plan of Reorganization" means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

"Pledged Collateral" has the meaning set forth in Section 5.4(a).

"Prior Lien Agent" shall mean:

(a)     as it relates to the ABL Agent and the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, each of the Term Agents; and

(b)     as it relates to the Term Agent and the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral), any assets in any Mexico Security Trust and any Specified Mexico Collateral, prior to the Discharge of ABL Obligations, each of the ABL Agents.

"Prior Lien Claimholders" shall mean:

(a)     as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Claimholders; and

(b)     as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) and any assets in any Mexico Security Trust, prior to the Discharge of ABL Obligations, the ABL Claimholders.

"Prior Lien Collateral" shall mean with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a "Prior Lien Claimholder" as provided in the definition thereof.

"Prior Lien Documents" shall mean:

(a)     as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Loan Documents; and

(b)     as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.

"Prior Lien Obligations" shall mean:

(a)     as it relates to the ABL Obligations with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Obligations; and

(b)     as it relates to the Term Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) and any assets in any Mexico Security Trust, prior to the Discharge of ABL Obligations, the ABL Obligations.

"Proceeds" means all "proceeds" (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

"Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

"Ratable Share" means, with respect to each ABL Claimholder (other than the ABL Agent) and each DIP Term Claimholder (other than the DIP Term Agent) at any time, a percentage equal to a fraction, (a) the numerator of which is the sum of such Claimholder's unused commitments and the outstanding principal amount of such Claimholder's loans under each ABL Loan Agreement or the DIP Term Loan Agreement, as applicable, and (b) the denominator of which is sum of the aggregate unused commitments and the aggregate outstanding principal amount of loans of all ABL Claimholders and DIP Term Claimholders under the ABL Loan Agreements and the DIP Term Loan Agreement; provided, that in the event the Ratable Share is calculated based on an act taken (or not taken) by the Specified Mexico Collateral Agent at the direction of only one or more of the ABL Claimholders, each "Ratable Share" hereunder shall be computed based solely on the unused commitments and outstanding loans under the ABL Loan Agreements (such that each DIP Term Claimholder's Ratable Share is 0%, and the sum of the Ratable Shares of all ABL Claimholders (other than the ABL Agent) totals 100%), and in the event the Ratable Share is calculated based on an act taken (or not taken) by the Specified Mexico Collateral Agent at the direction of only one or more of the DIP Term Claimholders, each "Ratable Share" hereunder shall be computed based solely on the unused commitments and outstanding loans under the DIP Term Loan Agreement (such that each ABL Claimholder's Ratable Share is 0%, and the sum of the Ratable Shares of all DIP Term Claimholders (other than the DIP Term Agent) totals 100%).

"Records" means all present and future "records" (as defined in Article 9 of the UCC).

"Recovery" has the meaning set forth in Section 6.4.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

"Security" means all present and future "Securities" (as defined in Article 9 of the UCC).

"Security Entitlements" means all present and future "security entitlements" (as defined in Article 9 of the UCC).

"Securities Accounts" means all present and future "securities accounts" (as defined in Article 8 of the UCC), including all monies, "uncertificated securities," and "securities entitlements" (as defined in Article 8 of the UCC) contained therein.

"Specified Mexico Collateral" means, collectively, all assets and properties of each Mexico Subsidiary and/or any Grantor subject to Liens created (or purported to be created) pursuant to any Specified Mexico Collateral Document to secure Specified Mexico Collateral Obligations, whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected; provided, that, Specified Mexico Collateral shall not include any assets and properties of any Mexico Subsidiary and/or Grantor subject to the Mexico Security Trust (it being understood that each of the ABL Agent and DIP Term Agent shall act without the Specified Mexico Collateral Agent in respect of the Mexico Security Trust).

"Specified Mexico Collateral Agent" means Cortland Capital Market Services LLC, in its capacity as the collateral agent for the Specified Mexico Collateral Claimholders under the Specified Mexico Collateral Documents, together with its successors and assigns in such capacity.

"Specified Mexico Collateral Agent Indemnified Liabilities" has the meaning assigned to that term in Section 8.4.

"Specified Mexico Collateral Agent Related Persons" has the meaning assigned to that term in Section 8.4.

"Specified Mexico Collateral Documents" means, collectively, the Specified Mexico Equity Interest Pledge Agreement and the Specified Mexico Non Possessory Pledge.

"Specified Mexico Collateral Obligations" means (a) the ABL Obligations, (b) the DIP Term Obligations, and (c) all other obligations of the Grantors in respect of, or arising under, the Specified Mexico Collateral Documents, plus interest and all fees, costs, charges and expenses, including legal fees and expenses to the extent authorized under the ABL Loan Documents or Term Loan Documents, as applicable, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

"Specified Mexico Collateral Claimholders" means, collectively, (a) the Specified Mexico Collateral Agent, (b) the ABL Claimholders, and (c) the DIP Term Claimholders.

"Specified Mexico Equity Interest Pledge Agreement" means, collectively, one or more Mexican law-governed Non-Possessory Equity Pledge Agreements (Contratos de Prenda sin Transmisión de Posesión sobre Partes Sociales), in form and substance satisfactory to the Specified Mexico Collateral Agent, the ABL Agent and the DIP Term Agent pursuant to which the applicable Grantors, as pledgors, have pledged and granted a first priority Lien in favor of the Specified Mexico Collateral Agent (or any other designated Person hereunder), as pledgee, with the consent and acknowledgement of the corresponding Mexico Loan Guarantor, over all of the present and future assets (Bienes Pignorados, as defined therein), and given as security for the Specified Mexico Collateral Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

"Specified Mexico Non-Possessory Pledge Agreement" means, collectively, one or more Mexican law-governed Non-Possessory Pledge Agreements (Contratos de Prenda sin Transmisión de Posesión), in form and substance satisfactory to the Specified Mexico Collateral Agent, the ABL Agent and the DIP Term Agent pursuant to which the corresponding Mexico Subsidiary, as pledgors, have pledged and granted a first priority Lien in favor of the Specified Mexico Collateral Agent (or any other designated Person hereunder ), as pledgee, over all or substantially all of the present and future assets (Bienes Pignorados, as defined therein), and given as security for the Specified Mexico Collateral Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

"Subordinated Lien Agent" shall mean:

(a)     with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) and assets in any Mexico Security Trust, prior to the Discharge of ABL Obligations, the Term Agent; and

(b)     with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Agent.

"Subordinated Lien Claimholders" shall mean:

(a)     with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) and assets in any Mexico Security Trust, prior to the Discharge of ABL Obligations, the Term Claimholders; and

(b)     with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Claimholders.

"Subordinated Lien Collateral" shall mean with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a "Subordinated Lien Claimholder" as provided in the definition thereof.

"Subordinated Lien Documents" shall mean:

(a)     with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Loan Documents; and

(b)     with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Loan Documents.

"Subordinated Lien Obligations" shall mean:

(a)     with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) and assets in any Mexico Security Trust, prior to the Discharge of ABL Obligations, the Term Obligations; and

(b)     with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Obligations.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"Supporting Obligations" means all present and future "supporting obligations" (as defined in Article 9 of the UCC).

"Term Agent" means, individually or collectively, the Existing Term Agent, the DIP Term Agent and any successor or other agent under any Term Loan Agreement.

"Term Claimholders" means, at any relevant time, the holders of Term Obligations at that time, including the Term Lenders and the Term Agents in each case solely in their capacities as such and not in any other capacity.

"Term Collateral" means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Obligations.

"Term Default" means an "Event of Default" (as defined in the DIP Term Loan Agreement or any substantially similar term in a Refinancing).

"Term General Intangibles" means all General Intangibles of Holdings, the Company and the Grantors that are Domestic Subsidiaries related to the other Term Priority Collateral.

"Term Lenders" means the Existing Term Lenders, the DIP Term Lenders and any other "Lenders" under and as defined in the Term Loan Agreement or any other Person which extends credit under the Term Loan Agreement, in each case solely in their capacities as such and not in any other capacity.

"Term Loan Agreement" means collectively, (a) the Existing Term Loan Agreement, (b) the DIP Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation (other than ABL Obligations) that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Existing Term Loan Agreement, the DIP Term Loan Agreement or any other agreement or instrument referred to in this clause which (I) is designated as a "Term Loan Agreement" by (x) if any other Term Loan Agreement is then in effect, the Term Agent thereunder (and, so long as a Term Default has not occurred and is continuing at the time of such designation, the Company) or (y) if no other Term Loan Agreement is then in effect, the Company, and (II) the Term Agent for such agreement shall have executed the Additional Joinder Agreement (and delivered a copy thereof to ABL Agent and each other Term Agent) agreeing to be bound hereby on the same terms applicable to the applicable Term Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Existing Term Loan Agreement, the DIP Term Loan Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then in existence.

"Term Loan Documents" means the Term Loan Agreement and the "Loan Documents" (as defined in each Term Loan Agreement), the Financing Order and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the Term Loan Agreement, including any intercreditor or joinder agreement among holders of Term Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

"Term Mortgages" means a collective reference to the Financing Order and each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Obligations or under which rights or remedies with respect to any such Liens are governed.

"Term Obligations" means, at any relevant time, all Obligations outstanding under the Term Loan Agreement and the other Term Loan Documents. "Term Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding (including the Bankruptcy Cases) in accordance with the rate specified in the relevant Term Loan Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"Term Priority Collateral" means all now owned or hereafter acquired Term Collateral that constitutes (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute Term Priority Collateral):

(a)     Real Estate Assets of Holdings, the Company and the Grantors that are Domestic Subsidiaries;

(b)     Equipment of Holdings, the Company and the Grantors that are Domestic Subsidiaries;

(c)     Term General Intangibles;

(d)     Letter of Credit Rights of Holdings, the Company and the Grantors that are Domestic Subsidiaries arising out of, or related to, or derivative of any of the property or interests in property described in this definition;

(e)     Instruments, books and records, Supporting Obligations and Commercial Tort Claims, in each case, of Holdings, the Company and the Grantors that are Domestic Subsidiaries and to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;

(f)     all other Collateral of Holdings, the Company and the Grantors that are Domestic Subsidiaries other than ABL Priority Collateral;

(g)     all Avoidance Actions other than Avoidance Actions against any ABL Claimholder; and

(h)     all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts received as proceeds of any of the foregoing, but excluding proceeds of ABL Priority Collateral (collectively, "Term Priority Proceeds").

For the avoidance of doubt, it is hereby acknowledged and agreed that the assets or property of any Foreign Subsidiary (regardless of whether such assets or property are or have been pledged to the ABL Agent under the ABL Loan Agreement) shall constitute ABL Priority Collateral and shall not be included as Term Priority Collateral; provided, that any such ABL Priority Collateral shall also constitute Term Collateral securing the DIP Term Obligations.

"Term Security Documents" means the Financing Order and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

"UCC" means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of any Collateral Agent's Lien in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

1.2.     Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise:

(a)     any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)     any reference herein to any Person shall be construed to include such Person's permitted successors and assigns;

(c)     the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)     all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e)     all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f)     the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g)     any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h)     any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i)     in the compilation of periods of time hereunder from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means" to, but not through."

II.
LIEN PRIORITIES.

2.1.     Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations or the Term Obligations (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding (including the Bankruptcy Cases)) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Obligations or the Term Obligations or any other circumstance whatsoever, each ABL Agent, on behalf of the applicable ABL Claimholders, each Term Agent, on behalf of the applicable Term Claimholders and the Specified Mexico Collateral Agent, on behalf of the Specified Mexico Collateral Claimholders, each hereby agrees that:

(a)     any Lien of the Prior Lien Agent on the ABL Priority Collateral securing Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent or any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Subordinated Lien Obligations; and

(b)     any Lien of the Prior Lien Agent on the Term Priority Collateral securing Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent, any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Term Priority Collateral securing any Subordinated Lien Obligations.

2.2.     Prohibition on Contesting Liens. Each Term Agent, on behalf of the applicable Term Claimholders, and each ABL Agent, on behalf of the applicable ABL Claimholders, consents to the granting of Liens in favor of the other Agents (and, with respect to any assets in any Mexico Security Trust, the Mexico Security Trustee for such Mexico Security Trust on behalf of the Agents (other than the Existing Term Agent), and with respect to any Specified Mexico Collateral, the Specified Mexico Collateral Agent on behalf of the Specified Mexico Collateral Claimholders) to secure the ABL Obligations and the Term Obligations (other than the granting of Liens on the Foreign Subsidiary Assets in favor of the Existing Term Agent to secure the Existing Term Obligations), as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Term Claimholders to secure the payment of the Term Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Term Obligations, including the allowability or priority of the ABL Obligations or the Term Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of each ABL Agent, on behalf of the applicable ABL Claimholders or each Term Agent, on behalf of the applicable Term Claimholders to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

2.3.     No New Liens. During the term of this Agreement, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a)     grant or permit any additional Liens on any asset or property to secure any Term Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations with the respective priorities required by Section 2.1;.

(b)     grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Obligations with the respective priorities required by Section 2.1.

Notwithstanding the foregoing, it is acknowledged and agreed that (x) the Collateral Agents (other than the Existing Term Agent) may be granted Liens on Foreign Subsidiary Assets (including assets in any Mexico Security Trust and the Specified Mexico Collateral) that secure the ABL Obligations, DIP Obligations and Specified Mexico Collateral Obligations that have not been granted to secure the Existing Term Obligations and (y) DIP Term Funding Account and all identifiable proceeds of loans under the DIP Term Loan Agreement funded on or after the date hereof and deposited in the DIP Term Funding Account shall serve as collateral solely for the DIP Term Obligations and not for the ABL Obligations or the Existing Term Obligations.

To the extent any additional Liens are granted on any asset or property in contravention of this Section 2.3 for any reason, without limiting any other rights and remedies available hereunder, each ABL Agent, on behalf of the applicable ABL Claimholders, each Term Agent, on behalf of the applicable Term Claimholders, and Specified Mexico Collateral Agent, on behalf of the Specified Mexico Collateral Claimholders agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4.     Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Term Collateral be identical except as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by any ABL Agent or any Term Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents.

III.
EXERCISE OF REMEDIES; ENFORCEMENT.

3.1.     Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to ABL Priority Collateral.

(a)     Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Subordinated Lien Agents and the other Subordinated Lien Claimholders:

(i)     will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which any Subordinated Lien Agent or any other Subordinated Lien Claimholder is a party or the right to notify any account debtor to make payment as directed by such Subordinated Lien Claimholder, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), (C) any Enforcement action, and/or (D) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure));

(ii)     will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any Prior Lien Claimholder relating to the ABL Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise;

(iii)     will not object to the waiver or forbearance by the Prior Lien Agent or any Prior Lien Claimholders from bringing or pursuing any Enforcement action or other exercise of rights or remedies with respect to the ABL Priority Collateral;

(iv)     except as may be permitted in Section 3.1(c) and 3.4, irrevocably, absolutely, and unconditionally waive any and all rights the Subordinated Lien Agent or the Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders (A) enforce or collect (or attempt to collect) the Prior Lien Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Agent or the Subordinated Lien Claimholders and waive any claims that may be had against any Prior Lien Agent and the Prior Lien Claimholders arising out of any actions which they take or omit to take (including without limitation, actions with respect to the creation, perfection or continuation of Liens on any ABL Priority Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the ABL Priority Collateral and actions with respect to the collection of any claim for all or any part of the Prior Lien Obligations from any account debtor, guarantor or any other Person) or the valuation, use, protection or release of any Collateral for the Prior Lien Obligations. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Subordinated Lien Agent and the other Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not "commercially reasonable" within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral;

(v)     acknowledge and agree that no covenant, agreement or restriction contained in the Subordinated Lien Documents shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the Prior Lien Documents;

(vi)     it will not attempt to direct the Prior Lien Agent or any of the Prior Lien Claimholders to exercise any right, remedy or power with respect to the ABL Priority Collateral or exercise any consent to the exercise by the Prior Lien Agent or any of the Prior Lien Claimholders of any right, remedy or power with respect to the ABL Priority Collateral;

(vii)     it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Prior Lien Agent or any of the Prior Lien Claimholders seeking damages or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Prior Lien Agent nor any of the Prior Lien Claimholders will be liable for, any action taken or omitted to be taken by any of them with respect to the ABL Priority Collateral; and

(viii)     it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders shall attach to any Proceeds resulting from actions taken by the Prior Lien Agent or any Prior Lien Claimholder with respect to the ABL Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.

(b)     Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the other Prior Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and, in connection therewith (including any Enforcement) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those applied to the Prior Lien Obligations in accordance with Section 4.1) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c)     Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent or Subordinated Lien Claimholder may:

(i)     file a claim or statement of interest with respect to its Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii)     take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii)     file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)     file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.2, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Term Priority Collateral;

(v)     vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Section 6.7, the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d)     Except as otherwise specifically set forth in Sections 3.1(a), 3.1(c)(v), 3.3, 3.4 and Article VI, any Subordinated Lien Agent or Subordinated Lien Claimholders with respect to the ABL Priority Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.2, may exercise rights and remedies with respect to the Term Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or any Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or secured creditor with respect to the Term Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens on ABL Priority Collateral securing the Subordinated Lien Obligations are subject to this Agreement.

(e)     Except as provided in Section 5.3(d), nothing in this Section 3.1 shall prohibit the receipt by any Subordinated Lien Agent or any other Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such (1) amounts are not being paid out of the Proceeds from the assignment, transfer, sale or other disposition (other than in the ordinary course of business) of ABL Priority Collateral, unless such Proceeds are permitted to be applied to the payment of Subordinated Lien Obligations under the ABL Loan Agreement; and (2) receipt is not the direct or indirect result of the exercise by any Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.1 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.2.     Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to Term Priority Collateral.

(a)     Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Subordinated Lien Agents and the other Subordinated Lien Claimholders:

(i)     will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived) any rights, powers, or remedies with respect to any Term Priority Collateral (including (A) any right to undertake self-help repossession or nonjudicial disposition of any Term Priority Collateral (including any partial or complete strict foreclosure), (B) any Enforcement action or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure));

(ii)     will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any other Prior Lien Claimholder relating to the Term Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any rights, powers and remedies relating to the Term Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Term Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise, subject to any obligations of the Prior Lien Agent or the Prior Lien Claimholders under Sections 3.3 and 3.4;

(iii)     will not object to the waiver or forbearance by the Prior Lien Agent or the Prior Lien Claimholders from bringing or pursuing any Enforcement action or other exercise of rights and remedies with respect to the Term Priority Collateral;

(iv)     subject to Sections 3.2(c), 3.3 and 3.4, irrevocably, absolutely and unconditionally waive any and all rights the Subordinated Lien Agent and Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders (a) enforce or collect (or attempt to collect) the Prior Lien Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Term Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Claimholders and waive any claims that may be had against any Prior Lien Agent and the Prior Lien Claimholders arising out of any actions which they take or omit to take (including without limitation, actions with respect to the creation, perfection or continuation of Liens on any Term Priority Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Term Priority Collateral and actions with respect to the collection of any claim for all or any part of the Prior Lien Obligations from any account debtor, guarantor or any other Person) or the valuation, use, protection or release of any Collateral for the Prior Lien Obligations. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Subordinated Lien Agent and the other Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Term Priority Collateral, on the ground(s) that any such disposition of Term Priority Collateral (a) would not be or was not "commercially reasonable" within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral;

(v)     subject to Sections 3.3 and 3.4, acknowledge and agree that no covenant, agreement or restriction contained in any Subordinated Lien Document shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the Term Priority Collateral as set forth in this Agreement and the Prior Lien Documents;

(vi)     it will not attempt to direct the Prior Lien Agent or any of the Prior Lien Claimholders to exercise any right, remedy or power with respect to the Term Priority Collateral or exercise any consent to the exercise by the Prior Lien Agent or any of the Prior Lien Claimholders of any right, remedy or power with respect to the Term Priority Collateral;

(vii)     it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Prior Lien Agent or any of the Prior Lien Claimholders seeking damages or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Prior Lien Agent nor any of the Prior Lien Claimholders will be liable for, any action taken or omitted to be taken by any of them with respect to the Term Priority Collateral; and

(viii)     it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders shall attach to any Proceeds resulting from actions taken by the Prior Lien Agent or Prior Lien Claimholder with respect to the Term Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.

(b)     Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the Prior Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and make, in connection therewith (including Enforcements) determinations regarding the release, disposition, or restrictions with respect to the Term Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder subject to each Term Agent's and the Term Claimholders' obligations under Sections 3.3 and 3.4; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those properly applied to the Prior Lien Obligations in accordance with the Prior Lien Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers and remedies with respect to the Term Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers and/or remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to each Term Agent's and the Term Claimholders' obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights, powers and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c)     Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent and any Subordinated Lien Claimholder may:

(i)     file a claim or statement of interest with respect to the Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii)     take any action (not adverse to the priority status of the Liens on the Term Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3, and 3.4, not enforce) its Lien on any of the Term Priority Collateral;

(iii)     file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the Term Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)     file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to Section 3.1, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v)     vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and

(vi)     in the case of the ABL Agent or any ABL Claimholder, exercise any of its rights, powers, and/or remedies with respect to any of the Term Priority Collateral to the extent permitted by 3.3, and 3.4.

Each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any Term Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Term Priority Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Sections 3.3, 3.4 and 3.2(c)(vi), the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Term Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d)     Except as otherwise specifically set forth in Sections 3.2(a), 3.2(c)(v), 3.4 and Article VI, the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Term Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.1, may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or a secured creditor with respect to the ABL Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens securing the Subordinated Lien Obligations are subject to this Agreement.

(e)     Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by any Subordinated Lien Agent or any Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by a Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.2 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.3.     Collateral Access Rights.

(a)     If any Term Agent, or any agent or representative of any Term Agent, or any receiver, shall, after any Term Default, obtain possession or physical control of any of the Mortgaged Premises or any of the other Term Priority Collateral, such Term Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within fifteen (15) Business Days thereafter, notify such Term Agent in writing as to whether the ABL Agent desires to exercise access rights and/or use rights under this Section 3.3. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the Term Priority Collateral, then the ABL Agent shall promptly notify the Term Agent in writing that the ABL Agent is exercising its access rights and/or use rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Agent to the Term Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent's exercise of such access rights and/or use rights. Consistent with the definition of "Access Period," access rights may apply to differing assets comprising Term Priority Collateral at differing times, in which case, a differing Access Period will apply to each such asset.

(b)     During any pertinent Access Period, the ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Term Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on any Mortgaged Premises included within the Term Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, including by use of Term Priority Collateral consisting of Equipment, (ii) selling (by public auction, private sale or a "store closing", "going out of business" or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor's business), (iii) assembly, storing or otherwise dealing with the ABL Priority Collateral, (iv) removing any of the ABL Priority Collateral and (v) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Agent and the ABL Claimholders in and to the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Agent or any Term Claimholder or liability to any Term Agent or any Term Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Term Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace, or reimburse the applicable Term Agent or applicable Term Claimholders for, any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Term Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the applicable Term Agent and the applicable Term Claimholders for any damage to Term Priority Collateral (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under the ABL Agent's control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the Term Claimholders and/or to any Term Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and each Term Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of each Term Agent to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.

(c)     Consistent with the definition of the term "Access Period", if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. The Term Agents shall not sell or dispose of any of the Term Priority Collateral during the Access Period, as applicable, unless the buyer agrees in writing to acquire the Term Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of the ABL Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period shall continue notwithstanding such foreclosure, sale or other disposition by any Term Agent.

(d)     The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4.     Term General Intangibles Rights/Access to Information.

(a)     The ABL Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) each Term Agent and its agents, representatives and designees an irrevocable royalty-free, rent-free license (which will be binding on any successor or assignee of any ABL Priority Collateral) to use, all of the Intellectual Property and other General Intangibles at any time in connection with its Enforcement, which license shall continue indefinitely.

(b)     Each Term Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees an irrevocable royalty-free, rent-free license (which will be binding on any successor or assignee of any Term Priority Collateral) to use, all of the Term General Intangibles at any time in connection with its Enforcement which license shall continue indefinitely.

3.5.     Set-Off and Tracing of and Priorities in Proceeds. Each Term Agent, on behalf of the applicable Term Claimholders, acknowledges and agrees that, to the extent such Term Agent or such applicable Term Claimholder exercises its rights of set-off against any ABL Priority Collateral (in violation of this Agreement), the amount of such set-off shall be held and distributed pursuant to Section 4.1. Each ABL Agent, on behalf of the applicable ABL Claimholders, acknowledges and agrees that, to the extent such ABL Agent or such applicable ABL Claimholder exercises its rights of set-off against any Term Priority Collateral (in violation of this Agreement), the amount of such set-off shall be held and distributed pursuant to Section 4.1. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, each Term Agent, on behalf of itself and the applicable Term Claimholders, hereby consents to the application of cash or other Proceeds of Collateral, deposited under Account Agreements in favor of the ABL Agent to the repayment of ABL Obligations pursuant to the ABL Loan Documents; provided that after receipt by the ABL Agents of an Enforcement Notice issued by the Term Agent such consent will not include the application of identifiable proceeds of Term Priority Collateral.

IV.
PAYMENTS.

4.1.     Application of Proceeds.

(a)     Prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received at any time in connection with (A) the sale or other disposition of ABL Priority Collateral (other than in the ordinary course of business), and (B) the sale or other disposition of, or collection on, such ABL Priority Collateral (x) upon any Enforcement by any Agent or any Claimholder or (y) in any Insolvency or Liquidation Proceeding (other than in the ordinary course of business), shall be delivered to the Prior Lien Agent and shall be applied in the following order: first, to repay all ABL Obligations in such order as is specified in the ABL Documents or as a court of competent jurisdiction (including the Bankruptcy Court pursuant to the Financing Order) may otherwise direct until the Discharge of ABL Obligations has occurred and second, to repay all outstanding Term Obligations in such order as specified in the Term Security Documents or as a court of competent jurisdiction may otherwise direct (including the Bankruptcy Court pursuant to the Financing Order) until the Discharge of Term Obligations has occurred.

(b)     Prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Term Priority Collateral or Proceeds thereof received at any time in connection with (A) the sale or other disposition of Term Priority Collateral (other than in the ordinary course of business), and (B) the sale or other disposition of, or collection on, such Term Priority Collateral (x) upon any Enforcement by any Agent or any Claimholder or (y) in any Insolvency or Liquidation Proceeding, shall be delivered to the Term Agent and shall be applied in the following order: first, to repay all Term Obligations in such order as is specified in the Term Security Documents or as a court of competent jurisdiction may otherwise direct (including the Bankruptcy Court pursuant to the Financing Order) until the Discharge of Term Obligations has occurred and second, to repay all outstanding ABL Obligations in such order as specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct (including the Bankruptcy Court pursuant to the Financing Order) until the Discharge of ABL Obligations has occurred.

4.2.     Payments Over in Violation of Agreement. So long as the Discharge of Prior Lien Obligations has not occurred with respect to any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Agent or any Claimholder at any time in connection with (A) the sale or other disposition of Collateral (other than in the ordinary course of business), and (B) any Enforcement (including set-off) relating to the Collateral or in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent (which in the case of the Term Priority Collateral, shall be the Term Agents and in the case of the ABL Priority Collateral, shall be the ABL Agents) for the benefit of the Prior Lien Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Agent with respect to any Collateral is hereby authorized by the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to such Collateral to make any such endorsements as agent for any Subordinated Lien Agent or any Subordinated Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

4.3.     Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) any Term Agent or the Term Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Obligations to the extent provided for in the Term Loan Documents.

4.4.     Revolving Nature of ABL Obligations. Each Term Agent, on behalf of the applicable Term Claimholders, acknowledges and agrees that the ABL Loan Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

V.
OTHER AGREEMENTS.

5.1.     Releases.

(a)     (i)      If any Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the ABL Priority Collateral (x) in connection with a public or private Disposition of ABL Priority Collateral by one or more Grantors with the consent of such Prior Lien Agent at any time after the occurrence and during the continuance of any ABL Default that permits the acceleration of the ABL Obligations or (y) in connection with the exercise of remedies of Enforcement (including as provided in Section 3.1(b) or Section 6.8(a)) by the Prior Lien Agent or any Prior Lien Claimholder with respect to any ABL Priority Collateral, irrespective of whether a Term Default has occurred and is continuing, then the Liens, if any, of the Subordinated Lien Agents, for the benefit of the Subordinated Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released (and, if such release involves all or substantially of the assets held by (or Capital Stock issued by) any Foreign Subsidiary, such Foreign Subsidiary shall be automatically, unconditionally and simultaneously released from any guaranty or other Term Obligations under the Term Loan Documents); provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request in writing to effectively confirm such release.

(ii)     If any Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the Term Priority Collateral (x) in connection with a public or private Disposition of Term Priority Collateral by one or more Grantors with the consent of such Prior Lien Agent at any time after the occurrence and during the continuance of any Term Default that permits the acceleration of the Term Obligations or (y) in connection with the exercise of remedies of Enforcement (including as provided in Section 3.2(b) or Section 6.8(b)) by the Prior Lien Agent or any Prior Lien Claimholder with respect to any Term Priority Collateral, irrespective of whether an ABL Default has occurred and is continuing, then the Liens, if any, of each Subordinated Lien Agent, for the benefit of the Subordinated Lien Claimholders, on the Term Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request to effectively confirm such release.

(b)     Each Subordinated Lien Agent with respect to any Collateral, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints each Prior Lien Agent with respect to such Collateral and any officer or agent of such Prior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lien Agent or such Subordinated Lien Claimholder or in the Subordinated Lien Agent's own name, from time to time in such Prior Lien Agent's discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2.     Insurance.

(a)     Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter until the Discharge of Prior Lien Obligations has occurred. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.

(b)     Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Term Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Term Agents for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter until the Discharge of Prior Lien Obligations has occurred. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Term Priority Collateral in contravention of this Agreement, it shall (to the extent in its possession in the case of the ABL Agent) segregate and hold in trust and forthwith pay such amount over to the Term Agent in accordance with the terms of Section 4.2.

(c)     To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender's loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3.     Amendments to ABL Loan Documents and Term Loan Documents; Refinancing.

(a)     Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The (i) ABL Obligations may be Refinanced without notice to, or the consent of any Term Agent or the Term Claimholders and without affecting the Lien subordination or other provisions of this Agreement and (ii) the Term Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders; provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral, the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Term Obligations.

(b)     Subject to Sections 5.3(c) and 5.3(d), the ABL Agents and Term Agents shall each use good faith efforts to notify the Agent (which may constitute electronic mail to counsel to such other party in lieu of a notice made in accordance with the terms otherwise required by this Agreement) of any written amendment or modification to the ABL Documents and the Term Loan Documents, respectively (it being understood that ABL Agent would only use good faith efforts to notify the Term Agent), but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Claimholder.

(c)     Without the consent of the Term Agents, the ABL Claimholders will not be entitled to agree (and will not agree), after the date hereof, to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is prohibited by the Term Loan Agreement as in effect on the Existing Closing Date (or, if such prohibition is less restrictive to the ABL Claimholders, as in effect on the date of such amendment or modification).

(d)     Without the consent of the ABL Agents, the Term Agents and the Term Claimholders will not be entitled to agree (and will not agree), after the date hereof, to any amendment to or modification of the Term Loan Documents, whether in a Refinancing or otherwise, that is prohibited by the ABL Loan Agreement as in effect on the Existing Closing Date (or, if such prohibition is less restrictive to the Term Claimholders, as in effect on the date of such amendment or modification).

(e)     [RESERVED]

(f)     So long as the Discharge of ABL Obligations has not occurred, each Term Agent agrees that each Term Security Document (other than the Financing Order) shall include the following language (or similar language acceptable to the ABL Agent): "Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Amended and Restated Intercreditor Agreement dated as of June 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among JPMorgan Chase Bank, N.A., as ABL Agent, Cortland Capital Market Services LLC, as the Existing Term Agent, the DIP Term Agent, and Specified Mexico Collateral Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control."

(g)     So long as the Discharge of Term Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document (other than the Financing Order and any ABL Security Document governed by the laws of a jurisdiction other than the United States or a State thereof) entered into on or after the date hereof shall include the following language (or similar language acceptable to the Term Agent): "Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Amended and Restated Intercreditor Agreement dated as of June 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among the Administrative Agent, as ABL Agent, Cortland Capital Market Services LLC, as the Existing Term Agent, the DIP Term Agent and Specified Mexico Collateral Agent, and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control."

5.4.     Bailees for Perfection.

(a)     Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Account Agreements and Capital Stock, being the "Pledged Collateral") as (i) in the case of each ABL Agent, the collateral agent for the applicable ABL Claimholders under the applicable ABL Loan Documents or, in the case of each Term Agent, the collateral agent for the applicable Term Claimholders under the applicable Term Loan Documents and (ii) gratuitous bailee for the benefit of each other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Term Loan Documents, respectively, subject to the terms and conditions of this Section 5.4. Each Term Agent and the Term Claimholders hereby appoint the ABL Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Agent has a perfected security interest under the UCC. The ABL Agent and the ABL Claimholders hereby appoint each Term Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which such Term Agent has a perfected security interest under the UCC. Each Agent hereby accepts such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral to (x) each Term Agent for the benefit of the ABL Claimholders and (y) the ABL Agent for the benefit of the Term Claimholders.

(b)     No Agent shall have any obligation whatsoever to any other Secured Party as a result of Section 5.4(a) to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral with respect to which it is the Prior Lien Agent that is in its possession upon a Discharge of Prior Lien Obligations as provided in paragraph (d) below.

(c)     No Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Term Loan Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Secured Party.

(d)     Upon the Discharge of Term Obligations, each Term Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the ABL Agent to the extent the Discharge of ABL Obligations has not occurred. Upon the Discharge of ABL Obligations, each ABL Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the Term Agents to the extent the Discharge of Term Obligations has not occurred. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

(e)     Each of the DIP ABL Agent and the DIP Term Agent agree that they respectively hold the security interests created by the Portugal Collateral Documents and Portugal Guarantee (as such terms are defined in the DIP ABL Loan Agreement and the DIP Term Loan Agreement, as applicable) governed by Portuguese law as a security agent, acting in their name and for their benefit, and on behalf and for the benefit of the other Secured Parties (as such term is defined in the applicable Portugal Collateral Documents) and, for the purposes of enforcing the Portugal Collateral, acting for themselves and/or as mandatários com poderes deepresentação as applicable under the relevant Portugal Collateral Document.

(f)     The security interests created under the Portugal Collateral Documents (as defined in the DIP ABL Loan Agreement and the DIP Term Loan Agreement, as applicable) governed by Portuguese law shall not be held by the Agents (acting as collateral agents) on trust but as agents, acting for themselves and on behalf and for the benefit of the Secured Parties (as such term is defined in the applicable Portugal Collateral Documents), respectively (mandatário com representação) in accordance with, in particular, article 1178 of the Portuguese Civil Code (Código Civil) and the relevant provisions of the Portugal Collateral Documents. In furtherance of the foregoing, but solely for the purpose of taking and/or enforcing the Portugal Collateral created by the Portugal Collateral Documents to be entered into by Portugal Loan Guarantors incorporated under the laws of Portugal, the Agents (acting as collateral agents) shall be the joint and several creditors (credores solidários) with each of the Secured Parties (as such term is defined in the applicable Portugal Collateral Documents), respectively, with respect to any and all ABL Obligations or DIP Term Obligations, as and to the extent applicable under the Portugal Collateral Documents, respectively, in accordance with, in particular, article 528 of the Portuguese Civil Code (Código Civil).

5.5.     When Discharge of ABL Obligations and Discharge of Term Obligations Deemed to Not Have Occurred. If at any time after or simultaneously with the Discharge of ABL Obligations or a Discharge of Term Obligations, the Company shall enter into any Permitted Refinancing of any ABL Obligation or Term Obligations, as applicable, then such Discharge of ABL Obligations or Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Term Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Grantors), and, from and after the date on which the New Debt Notice is delivered to each Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Term Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the applicable Term Agent, as applicable, under such new ABL Loan Documents or Term Loan Documents, as applicable, shall be the ABL Agent or a Term Agent, as applicable, for all purposes of this Agreement (and if there were no Prior Term Agent, such new Term Agent shall become the Term Agent). Upon receipt of a notice (the "New Debt Notice") stating that the Company has entered into new ABL Loan Documents or new Term Loan Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the "New Agent"), each other Agent, upon written request of the New Agent, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral in the possession of any Subordinated Lien Agent to the extent such New Agent is the Prior Lien Agent with respect to such Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to each other Agent and the Claimholders, as applicable, to be bound by the terms of this Agreement.

VI.
INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1.     Finance and Sale Issues. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby agrees that, until the Discharge of Prior Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Prior Lien Agent or the Prior Lien Claimholders with respect to any of such Subordinated Lien Claimholders' Subordinated Lien Collateral shall desire to permit the use of "cash collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code) representing Proceeds of such Subordinated Lien Collateral or to permit any Grantor to obtain financing, whether from the Prior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law ("DIP Financing") secured by a Lien on such Subordinated Lien Collateral, then no Subordinated Lien Claimholder will be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have consented to, and hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such cash collateral use or DIP Financing (including, except as expressly provided below, any claim that the Subordinated Lien Claimholders are entitled to adequate protection on account of their interests in such Subordinated Lien Collateral as a condition thereto) so long as such cash collateral use or DIP Financing meets the following requirements: (i) each Subordinated Lien Claimholder retains a Lien on its Subordinated Lien Collateral for any DIP Financing with, except as provided in the following sentence, the respective priorities provided in Section 2.1, and (x) with respect to Subordinated Lien Collateral of the ABL Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any ABL Priority Collateral and no such cash collateral to be used constitutes Proceeds of ABL Priority Collateral unless the ABL Claimholders have consented thereto or (y) with respect to Subordinated Lien Collateral of the Term Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any Term Priority Collateral and no such cash collateral to be used constitutes Proceeds of Term Priority Collateral unless the Term Claimholders have consented thereto, (ii) to the extent that the Prior Lien Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding, the Subordinated Lien Claimholders are permitted to seek a Lien on such additional Collateral with, except as set forth in the following sentence, the relative priority set forth in Section 2.1 (and no Prior Lien Agent or Prior Lien Claimholder shall oppose any motion by any Subordinated Lien Claimholder to receive such a Lien), (iii) the terms of such DIP Financing or use of cash collateral do not require any Grantor to seek approval for any Plan of Reorganization that is not a Conforming Plan of Reorganization and (iv) the terms of such DIP Financing do not require such Subordinated Claimholders to extend additional credit pursuant to such DIP Financing (it being understood and agreed that the DIP Financing and cash collateral use contemplated under the DIP ABL Loan Agreement and DIP Term Loan Agreement shall be deemed to meet each of the foregoing requirements in subclauses (i) through (iv)). If requested by the Prior Lien Agent, each Subordinated Lien Agent and Subordinated Lien Claimholders shall be required to subordinate and will subordinate its Liens in its Subordinated Lien Collateral to the Liens securing any such DIP Financing (and all obligations relating thereto, including any "carve-out" granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors' committee). Each Subordinated Lien Agent on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that any Subordinated Lien Claimholder would, in connection with such financing, be granted a Lien on any of its Subordinated Lien Collateral unless the Prior Lien Claimholders shall have consented thereto (it being understood that the Prior Lien Claimholders shall be deemed to have consented to the Liens granted to secure the DIP Financing contemplated under the DIP ABL Loan Agreement and DIP Term Loan Agreement).

6.2.     Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, and the other Subordinated Lien Claimholders, agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of their respective Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent for such Collateral (given or not given in its sole and absolute discretion), unless (a) the Prior Lien Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (b) a corresponding motion, in the reasonable judgment of the applicable Subordinated Lien Agent, must be filed solely for the purpose of preserving such Subordinated Lien Agent's ability to receive residual distributions pursuant to Section 4.1, although the Subordinated Lien Claimholders shall otherwise remain subject to the applicable restrictions in Section 3.1 and Section 3.2 following the granting of any such relief from the automatic stay.

6.3.     Adequate Protection. Prior to the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right and deemed to have consented to):

(i)     any request by the Prior Lien Agent or the other Prior Lien Claimholders for relief from the automatic stay with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or

(ii)     any request by the Prior Lien Agent or the other Prior Lien Claimholders for adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or

(iii)     any objection by the Prior Lien Agent or the other Prior Lien Claimholders to any motion, relief, action or proceeding based on the Prior Lien Agent or the other Prior Lien Claimholders claiming a lack of adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders.

(b)     Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding, no Subordinated Lien Claimholder shall be entitled (and each Subordinated Lien Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in its Subordinated Lien Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the Prior Lien Agent with respect to such Collateral in its sole and absolute discretion); provided, however, subject to Section 6.1, Subordinated Lien Claimholders may seek and obtain adequate protection in the form of an additional or replacement Liens on Collateral so long as (i) the Prior Lien Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Subordinated Lien Collateral (and on any Collateral granted as adequate protection for the Subordinated Lien Claimholders in respect of their interest in such Subordinated Lien Collateral) is subordinated to the Liens of the Prior Lien Agent in such Collateral on the same basis as the other Liens of the Subordinated Lien Agents on Subordinated Lien Collateral; and

(c)     Nothing herein shall limit the rights of any Prior Lien Agent or the Prior Lien Claimholders to seek adequate protection with respect to their rights in their Prior Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement.

6.4.     Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Term Obligations, as applicable (a "Recovery"), then such ABL Claimholders or Term Claimholders shall be entitled to a reinstatement of ABL Obligations or the Term Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated with respect to any Claimholder prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement or with respect to any amounts previously received.

6.5.     Reorganization Securities; Plan of Reorganization. Subject to the ability of the ABL Claimholders and the Term Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

6.6.     Post-Petition Interest. No Subordinated Lien Claimholder shall oppose or seek to challenge any claim by any Prior Lien Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on such Prior Lien Claimholder's Prior Lien Collateral, without regard to the existence of the Subordinated Lien Obligations with respect to such Collateral.

6.7.     Separate Grants of Security and Separate Classification. The ABL Agent, on behalf of the ABL Claimholders, and each Term Agent on behalf of the applicable Term Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the ABL Security Documents and the Term Loan Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, such that the Term Obligations and the ABL Obligations are fundamentally different and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Term Claimholders and the ABL Claimholders, in each case, in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the ABL Claimholders and the Term Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of ABL Obligations and Term Obligations (with the effect being that, to the extent that the aggregate value of their Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders thereon), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Prior Lien Collateral, before any distribution is made in respect of the Subordinated Lien Obligations with respect to such Collateral, with each Subordinated Lien Claimholder acknowledging and agreeing to turn over to the Prior Lien Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Subordinated Lien Obligations.

6.8.     Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a)     Without limiting the Prior Lien Agent's and the Prior Lien Claimholders' rights under Section 3.1(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the Prior Lien Claimholders, and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such ABL Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1. Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Subordinated Lien Claimholders from exercising a credit bid in a sale or other disposition of their Subordinated Lien Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of Prior Lien Obligations.

(b)     Without limiting the Prior Lien Agent's and the Prior Lien Claimholders' rights under Section 3.2(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Term Priority Collateral that is supported by the Prior Lien Claimholders (but in the case of the ABL Claimholders, subject to their rights under Section 3.3(d)), and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Term Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such Term Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1; provided further that the ABL Agent's and the ABL Claimholders' rights under Sections 3.3 and 3.4 shall survive any such sale or disposition. Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Subordinated Lien Claimholders from exercising a credit bid in a sale or other disposition of their Subordinated Lien Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of Prior Lien Obligations.

VII.
RELIANCE; WAIVERS; ETC.

7.1.     Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on any Term Agent or any Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Each Term Agent, on behalf of the applicable Term Claimholders, acknowledges that it and the other Term Claimholders represented by it have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Term Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2.     No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that none of the Term Agents and the Term Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the other Term Loan Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the Term Agents and the Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Term Agent, on behalf of the applicable Term Claimholders, acknowledges and agrees that none of the ABL Agent and the ABL Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the other ABL Loan Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein (i) the Term Agents and the Term Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders and (ii) the ABL Agent and the other ABL Claimholders shall have no duty to the Term Agents or any of the other Term Claimholders, in each case, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.     No Waiver of Lien Priorities.

(a)     No right of the Agents or the other Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents or Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or the Term Claimholders, or any of them, may have or be otherwise charged with.

(b)     Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and the Term Loan Documents and except as otherwise expressly provided in this Agreement), the Agents and the other Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and the Term Loan Documents and/or applicable law, without the consent of, or notice to, any other Agent or any other Claimholder (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i)     change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Term Loan Documents;

(ii)     sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii)     settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv)     exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4.     Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Term Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)     any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;

(b)     except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or Term Loan Document;

(c)     except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations or any guaranty thereof;

(d)     the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e)     any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the any Agent or Claimholder in respect of this Agreement.

VIII.
SPECIFIED MEXICO COLLATERAL AGENT.

8.1.     Appointment and Authority.

(a)     Each of the Specified Mexico Collateral Claimholders, by its acceptance hereof, hereby irrevocably designates and appoints Cortland Capital Market Services LLC to act as the Specified Mexico Collateral Agent with respect to the Specified Mexico Collateral and for purposes of creating a Lien therein and perfection under the laws of Mexico, with such powers as are specifically delegated to the Specified Mexico Collateral Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Specified Mexico Collateral Agent shall not have a fiduciary relationship in respect of any Claimholder by reason of this Agreement or the exercise of any powers delegated to the Specified Mexico Collateral Agent hereunder or under the Specified Mexico Collateral Documents. In addition, for Mexican law purposes, each Specified Mexico Collateral Claimholders hereby grants to the Specified Mexico Collateral Agent a comisión mercantil con representación in accordance with Articles 273, 274 and any other applicable Articles of the Commerce Code of Mexico (Código de Comercio) to act on its behalf as its agent in connection with the Specified Mexico Collateral Documents and this Agreement, and authorizes the Specified Mexico Collateral Agent to enter into the Specified Mexico Collateral Documents and to hold the Specified Mexico Collateral granted to it under such documents acting on behalf of itself and for the benefit of the Specified Mexico Collateral Claimholders under this Agreement to secure any of the Specified Mexico Collateral Obligations. Furthermore, the ABL Agent, on behalf of the ABL Claimholders, and the DIP Term Agent, on behalf of the DIP Term Claimholders, by executing this Agreement hereby authorizes the Specified Mexico Collateral Agent to delegate the above mentioned comisión mercantil con representación pursuant to Article 280 and any other applicable Articles of the Commerce Code of Mexico (Código de Comercio) to the extent permitted by and under the terms provided under this Agreement.

(b)     Each of the Specified Mexico Collateral Claimholders irrevocably authorizes the Specified Mexico Collateral Agent, in such capacity, to take such action on such Specified Mexico Collateral Claimholder's behalf under the provisions of any Specified Mexico Collateral Document as are expressly delegated to the Specified Mexico Collateral Agent and to exercise such powers and perform such duties as are expressly delegated to the Specified Mexico Collateral Agent by the terms thereof (provided that if such action so delegated under a Specified Mexico Collateral Document requires the Specified Mexico Collateral Agent to enforce or release any Lien under any Specified Mexico Collateral Document, such action shall only be taken at the written request or direction of the DIP ABL Agent until the Discharge of ABL Obligations), together with such other powers as are reasonably incidental thereto. The Specified Mexico Collateral Agent shall not have any duties or responsibilities, except those expressly set forth with respect to it in this Agreement or in the Specified Mexico Collateral Documents, or any fiduciary relationship with any Specified Mexico Collateral Claimholder. Each reference to requests of or directions, acknowledgments or consents by, DIP ABL Agent in this Article VIII shall be construed to mean only JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the DIP ABL Loan Agreement (or any successor administrative agent under the DIP ABL Loan Agreement (including in connection with a Refinancing of the DIP ABL Loan Agreement)).

(c)     Each Specified Mexico Collateral Claimholder acknowledges and agrees that the Specified Mexico Collateral Agent shall, and shall be entitled, for the benefit of the Specified Mexico Collateral Claimholders, (i) to sell, transfer or otherwise dispose of or deal with any Specified Mexico Collateral that is not prohibited by this Agreement on the written instructions of the DIP ABL Agent until the Discharge of ABL Obligations (and following the Discharge of ABL Obligations, at the written direction of DIP Term Agent), and (ii) to act solely on the written instructions of the DIP ABL Agent until the Discharge of ABL Obligations, in each case without regard to any rights to which the DIP Term Claimholders would otherwise be entitled as a result of the Specified Mexico Collateral Obligations. Without limiting the foregoing, each DIP Term Claimholder agrees that none of the Specified Mexico Collateral Agent, the DIP ABL Agent or any other Specified Mexico Collateral Claimholder shall have any duty or obligation first to marshal or realize upon any type of Specified Mexico Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Specified Mexico Collateral, in any manner that would maximize the return to the DIP Term Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the DIP Term Claimholders from such realization, sale, disposition or liquidation. Each of the Specified Mexico Collateral Claimholders waives any claim it may now or hereafter have against the Specified Mexico Collateral Agent arising out of (i) any actions that the Specified Mexico Collateral Agent, any Agent or any Specified Mexico Collateral Claimholder takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Specified Mexico Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Specified Mexico Collateral and actions with respect to the collection of any claim for all or any part of the Specified Mexico Collateral Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement, or the Specified Mexico Collateral Documents or any other agreement related thereto (other than the taking of an action by Specified Mexico Collateral Agent constituting gross negligence, willful misconduct or a material breach in bad faith of the terms of this Agreement by Specified Mexico Collateral Agent, in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment) or to the collection of the Specified Mexico Collateral Obligations or the valuation, use, protection or release of any security for the Specified Mexico Collateral Obligations, or (ii) subject to Article VI, any election by the DIP ABL Agent or any other holders of Specified Mexico Collateral Obligations, in any proceeding instituted under the insolvency proceeding pursuant to Article 2166 of the Mexican Federal Civil Code (Código Civil Federal) or its correlative provisions of the Civil Codes of the States that comprises Mexico or Article 9 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles) (or any successor provision).

8.2.     Delegation of Duties. The Specified Mexico Collateral Agent may execute any of its duties under this Agreement and the other Specified Mexico Collateral Documents by or through employees, agents or attorneys-in-fact and shall not be answerable to the Specified Mexico Collateral Claimholders. The Specified Mexico Collateral Agent and any such agent or attorney may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article VIII shall apply to any such employee, agent or attorney and to the Affiliates of the Specified Mexico Collateral Agent and any such agent or attorney. The Specified Mexico Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it or its Affiliate, except to the extent a court of competent jurisdiction determines in a final and non-appealable judgment that the Specified Mexico Collateral Agent acted with gross negligence or willful misconduct in the selection of such agent or attorney-in-fact.

8.3.     Rights as a Specified Mexico Collateral Claimholder. The Person serving as the Specified Mexico Collateral Agent hereunder shall have the same rights and powers in its capacity as a Specified Mexico Collateral Claimholder that it holds as any other Specified Mexico Collateral Claimholder and may exercise the same as though it were not the Specified Mexico Collateral Agent and, to the extent applicable, the term "Specified Mexico Collateral Claimholder" or "Specified Mexico Collateral Claimholders" or (as applicable) "Term Agent", "Term Claimholders", "DIP Term Agent", or "DIP Term Claimholders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Specified Mexico Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may act in any advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or other Affiliate thereof as if such Person were not the Specified Mexico Collateral Agent hereunder and without any duty to account therefor to any other Specified Mexico Collateral Claimholder.

8.4.     Exculpatory Provisions.

(a)     The Specified Mexico Collateral Agent shall have no duties to the Specified Mexico Collateral Claimholders except those expressly set forth herein and in the Specified Mexico Collateral Documents. Neither the Specified Mexico Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Specified Mexico Collateral Claimholder for any action taken or omitted by the Specified Mexico Collateral Agent or any of its officers, directors, employees and agents, as the case may be, hereunder or in connection herewith, except to the extent caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order. Without limiting the generality of the foregoing, the Specified Mexico Collateral Agent:

(i)     shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an ABL Default or Term Default has occurred and is continuing;

(ii)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Specified Mexico Collateral Documents that the Specified Mexico Collateral Agent is required to exercise as directed in writing by the DIP ABL Agent (or, following the Discharge of ABL Obligations, the DIP Term Agent); provided that the Specified Mexico Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any ABL Loan Document, any Term Loan Document (in such case, only following the Discharge of ABL Obligations), this Agreement, the Financing Order or applicable law;

(iii)     shall not, except as expressly set forth herein and in the Specified Mexico Collateral Documents have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Specified Mexico Collateral Agent or any of its Affiliates in any capacity;

(iv)     shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the DIP ABL Agent (or, following the Discharge of ABL Obligations, the DIP Term Agent) or (B) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable order, which may include reliance in good faith on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement (provided that, in the case of any certificate regarding any release of Specified Mexico Collateral or containing any direction to disregard the instructions of DIP ABL Agent (or, following the Discharge of ABL Obligations, the DIP Term Agent), the Specified Mexico Collateral Agent may only rely upon such certificate of an authorized officer of the Company with the prior written consent of DIP ABL Agent (or, following the Discharge of ABL Obligations, the DIP Term Agent); and shall be deemed not to have knowledge of any ABL Default or Term Default unless and until written notice describing such ABL Default or Term Default is given by the Company to the Specified Mexico Collateral Agent or by an Agent to the Specified Mexico Collateral Agent in accordance herewith or with the Specified Mexico Collateral Documents;

(v)     shall not be liable for any lack of perfection or timing of perfection, avoidance, as a preference, fraudulent conveyance or otherwise, of any Specified Mexico Collateral or any Specified Mexico Collateral Document;

(vi)     shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Specified Mexico Collateral Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any ABL Default, Term Default or other default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Specified Mexico Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Specified Mexico Collateral Documents, (E) the value or the sufficiency of the Specified Mexico Collateral, or (F) the satisfaction of any condition set forth in any Specified Mexico Collateral Document;

(vii)     the Specified Mexico Collateral Agent, in its capacity as such, shall not have any fiduciary duties or contractual obligations of any kind or nature under any ABL Loan Document or Term Loan Document (but shall be entitled to all protections provided to the Specified Mexico Collateral Agent, or any sub-agent, therein);

(viii)     with respect to the Specified Mexico Collateral Documents, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by an Agent thereunder to the contrary specifically setting forth the alleged violation;

(ix)     whenever reference is made in any Specified Mexico Collateral Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Specified Mexico Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Specified Mexico Collateral Agent, it is understood that in all cases the Specified Mexico Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing by the DIP ABL Agent (or, following the Discharge of ABL Obligations, the DIP Term Agent); this provision is intended solely for the benefit of the Specified Mexico Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Specified Mexico Collateral Document, or confer any rights or benefits on any party hereto or thereto;

(x)     notwithstanding any other provision of this Agreement or the Specified Mexico Collateral Documents to the contrary, the Specified Mexico Collateral Agent shall not be liable for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated; and

(xi)     the Specified Mexico Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, and shall not be obligated to take any legal or other action hereunder, which might in its judgment involve or cause it to incur any expense or liability, unless it shall have been furnished with acceptable indemnification.

(b)

(i)     The Grantors agree that they shall defend and be jointly and severally liable to reimburse and indemnify the Specified Mexico Collateral Agent (and its Affiliates, officers, directors, employees, attorneys and agents ("Specified Mexico Collateral Agent Related Persons")) for reasonable expenses actually incurred by the Specified Mexico Collateral Agent on behalf of the Specified Mexico Collateral Claimholders in connection with the execution, delivery, administration and enforcement of this Agreement and each Specified Mexico Collateral Document and from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, actual reasonable expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Specified Mexico Collateral Agent, in any way relating to or arising out of this Agreement, any Specified Mexico Collateral Document or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof or thereof (collectively, the "Specified Mexico Collateral Agent Indemnified Liabilities"), in each case, except to the extent caused by its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable order.

(ii)     The DIP ABL Agent, on behalf of the ABL Claimholders, and the DIP Term Agent, on behalf of the DIP Term Claimholders, hereby agree that each ABL Claimholder (other than the ABL Agent) and each DIP Term Claimholder (other than the DIP Term Agent) is and shall be obligated to indemnify upon demand the Specified Mexico Collateral Agent (and any sub-agent thereof) and any Specified Mexico Collateral Agent Related Person thereof (to the extent not reimbursed by or on behalf of the Grantors and without limiting the obligation of the Grantors to do so) ratably in accordance with each of the ABL Claimholders' and DIP Term Claimholders' respective Ratable Shares (determined as of the time that the applicable indemnity payment is sought (or if such indemnity payment is sought after the date on which Discharge of ABL Obligations and Discharge of DIP Term Loan Obligations have occurred, in accordance with their respective Pro Rata Shares immediately prior to such date)), and hold harmless the Specified Mexico Collateral Agent (and each sub-agent thereof) and each Specified Mexico Collateral Agent Related Person from and against, any and all Specified Mexico Collateral Agent Indemnified Liabilities that may at any time be imposed on, incurred by or asserted against the Specified Mexico Collateral Agent (or sub-agent thereof) or any Specified Mexico Collateral Agent Related Person; provided that (i) no ABL Claimholder or DIP Term Claimholder shall be liable for the payment to the Specified Mexico Collateral Agent (or any sub-agent thereof) or any Specified Mexico Collateral Agent Related Person of any portion of such Specified Mexico Collateral Agent Indemnified Liabilities resulting from such Person's own gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction; provided further that no action taken in accordance with the directions of an ABL Agent (or following the Discharge of ABL Obligations, the DIP Term Agent) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.4(b) and (ii) in the case of any Specified Mexico Collateral Agent Indemnified Liabilities arising prior to the Discharge of ABL Obligations, Ratable Share shall be calculated in accordance with the proviso to the definition of Ratable Share. Without limitation of the foregoing, the DIP ABL Agent, on behalf of the ABL Claimholders, and the DIP Term Agent, on behalf of the DIP Term Claimholders, hereby agree that each ABL Claimholder (other than the ABL Agent) and each DIP Term Claimholder (other than the DIP Term Agent) shall reimburse the Specified Mexico Collateral Agent upon demand ratably in accordance with the ABL Claimholders' and DIP Term Claimholders' respective Ratable Shares (determined as of the time that the applicable reimbursement payment is sought (or if such reimbursement payment is sought after the date on which Discharge of ABL Obligations and Discharge of DIP Term Loan Obligations have occurred, in accordance with their respective Pro Rata Shares immediately prior to such date)), for any costs or out-of-pocket expenses incurred by the Specified Mexico Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Specified Mexico Collateral Document, or any document contemplated by or referred to herein to therein, to the extent that the Specified Mexico Collateral Agent is not reimbursed for such expenses by or on behalf of the Grantors (and without limiting their obligation to do so).

(c)     The obligations under this Section 8.4 shall survive payment of the Specified Mexico Collateral Obligations and termination of this Agreement and all of the Specified Mexico Collateral Documents.

(d)     Each ABL Claimholder and each DIP Term Claimholder acknowledges that, in addition to acting as the initial Specified Mexico Collateral Agent, Cortland Capital Market Services LLC, also serves as DIP Term Agent and Existing Term Agent, and each ABL Claimholder and each DIP Term Claimholder hereby waives any right to make any objection or claim against Cortland Capital Market Services LLC, any of its Affiliates or its counsel (or any successor Specified Mexico Collateral Agent, any of its Affiliates or its counsel) based on any alleged conflict of interest or breach of duties arising from the Specified Mexico Collateral Agent, Cortland Capital Market Services LLC, or its Affiliates also serving in such other capacities. Any knowledge obtained by the DIP Term Agent, the Existing Term Agent, Cortland Capital Market Services LLC in its individual capacity and not as Specified Mexico Collateral Agent or any Affiliate of Cortland Capital Market Services LLC, regarding any Grantor or the nature of the transaction described herein, including a default or potential ABL Default or Term Default shall not be imputed to the Specified Mexico Collateral Agent.

8.5.     Reliance by Specified Mexico Collateral Agent. The Specified Mexico Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Specified Mexico Collateral Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Specified Mexico Collateral Agent may consult with legal counsel, at the expense of the Company and Grantors (who may include, but shall not be limited to, counsel for the Company or counsel for the DIP Term Agent or the DIP ABL Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the written advice of any such counsel, accountants or experts.

8.6.     Resignation of Specified Mexico Collateral Agent. The Specified Mexico Collateral Agent may at any time give written notice of its resignation as Specified Mexico Collateral Agent under this Agreement and the other Specified Mexico Collateral Documents to each Agent and the Company. Upon receipt of any such notice of resignation, the ABL Agent and DIP Term Agent shall have the right to appoint a successor approved by the DIP ABL Agent and the DIP Term Agent; provided, that DIP ABL Agent shall have the sole right (but not the obligation) to appoint itself as the successor Specified Mexico Collateral Agent without the requirement of consent from the DIP Term Agent or any other Specified Mexico Collateral Claimholder, so long as the DIP ABL Agent serves as Specified Mexico Collateral Agent for the benefit of all Specified Mexico Collateral Claimholders; provided, further that the DIP ABL Agent shall provide the DIP Term Agent with at least three (3) Business Days' prior written notice of such appointment. If no such successor shall have been so appointed by the ABL Agent and the DIP Term Agent and shall have accepted such appointment (or if DIP ABL Agent shall not have appointed itself as successor Specified Mexico Collateral Agent in accordance with the preceding sentence) within 30 days after the retiring Specified Mexico Collateral Agent gives notice of its resignation, then the retiring Specified Mexico Collateral Agent may, on behalf of the Specified Mexico Collateral Claimholders, appoint a successor Specified Mexico Collateral Agent; provided that if no successor Specified Mexico Collateral Agent has accepted such appointment within thirty (30) days after its notice of resignation is given, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Specified Mexico Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Specified Mexico Collateral Documents and (b) all payments, communications and determinations provided to be made by, to or through the Specified Mexico Collateral Agent shall instead be made by or to the ABL Agent and the DIP Term Agent directly, until such time as the ABL Agent and the DIP Term Agent appoint a successor Specified Mexico Collateral Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Specified Mexico Collateral Agent hereunder and under the Specified Mexico Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Specified Mexico Collateral Agent, and the retiring Specified Mexico Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Specified Mexico Collateral Documents (if not already discharged therefrom as provided above in this Section). After the retiring Specified Mexico Collateral Agent's resignation hereunder and under the other Specified Mexico Collateral Documents, the provisions of this Article (including the indemnification and exculpatory provisions herein and in the ABL Loan Agreements and DIP Term Loan Agreement), shall continue in effect for the benefit of such retiring Specified Mexico Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Specified Mexico Collateral Agent was acting as Specified Mexico Collateral Agent, as sub-agent for the applicable Agent. Upon any notice of resignation of the Specified Mexico Collateral Agent hereunder and under the other Specified Mexico Collateral Documents, the Grantors agree to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Specified Mexico Collateral Agent under the Specified Mexico Collateral Documents to the successor Specified Mexico Collateral Agent as promptly as practicable.

8.7.     Collateral and Guaranty Matters. Each of the Specified Mexico Collateral Claimholders irrevocably authorizes the Specified Mexico Collateral Agent, at the written direction of the DIP ABL Agent (or, following the Discharge of ABL Obligations, the DIP Term Agent):

(a)     to release any Lien on any property granted to or held by the Specified Mexico Collateral Agent under any Specified Mexico Collateral Document (x) in accordance with Section 5.1 hereof and the ABL Loan Documents (or, after the Discharge of ABL Loan Obligations, the Loan Documents (as defined in the DIP Term Loan Agreement)), (y) in accordance with each of the ABL Loan Documents and the Term Loan Documents (other than those relating solely to the Existing Term Loan Agreement), or (z) upon receipt of a written request from the Company, acknowledged and agreed to by DIP ABL Agent and the DIP Term Agent (or, after the Discharge of ABL Loan Obligations, only the DIP Term Agent) stating that the releases of such Lien is permitted by the terms of each Specified Mexico Collateral Document, the ABL Loan Documents and the Term Loan Documents (other than those relating solely to the Existing Term Loan Agreement); and

(b)     to release any Grantor from its obligations under the Specified Mexico Collateral Documents upon receipt of a written request from the Company acknowledged and agreed to by DIP ABL Agent and the DIP Term Agent (or, after the Discharge of ABL Loan Obligations, only the DIP Term Agent) stating that such release is permitted by the terms of each Specified Mexico Collateral Document.

8.8.     Distributions and Consents. In making any distributions to the Agents for payment in accordance with Article VI hereof, the Specified Mexico Collateral Agent shall rely upon information supplied to it by each Agent with respect to the amounts of Specified Mexico Collateral Obligations owing to the Specified Mexico Collateral Claimholders represented by such Agent; provided that until the Discharge of ABL Obligations, any such distributions shall be made to DIP ABL Agent or such other ABL Agent as may be specified by DIP ABL Agent. Each Agent hereby agrees, on three Business Days' telecopy, e-mail or similar written notice from the Specified Mexico Collateral Agent, to deliver to the Specified Mexico Collateral Agent in writing, including by facsimile or other electronic transmission, a statement of the outstanding balance of the Specified Mexico Collateral Obligations, if any, owing to such Specified Mexico Collateral Claimholders represented by such Agent as of the date or dates specified in such notice. The Specified Mexico Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made in accordance with the provisions of this Section 8.8 (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Specified Mexico Collateral Claimholder or any other Person as a result of such determination taken in good faith in the absence of the Specified Mexico Collateral Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable order.

IX.
MISCELLANEOUS.

9.1.     Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document (other than the Financing Order) or Term Loan Document (other than the Financing Order), the provisions of this Agreement shall govern and control.

9.2.     Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto (it being understood that this Agreement shall become effective among the Grantors, the ABL Claimholders and the Term Claimholders upon execution and delivery of this Agreement by the Existing ABL Agent, the DIP ABL Agent, the Existing Term Agent, the DIP Term Agent, the Specified Mexico Collateral Agent and the Grantors party hereto on the date hereof). This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and the Term Claimholders may continue, at any time and without notice to any other Agent or Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of the applicable Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the applicable Claimholders irrevocably acknowledges that this Agreement constitutes a "subordination agreement" within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect subject to the rights provided to Prior Lien Claimholders under Section 6.4:

(a)     with respect to the ABL Agents, the ABL Claimholders and the ABL Obligations, the date on which the Discharge of ABL Obligations has occurred in accordance with the terms of this Agreement; and

(b)     with respect to the Term Agents, the Term Claimholders and the Term Obligations, the date on which the Discharge of Term Obligations has occurred in accordance with the terms of this Agreement.

9.3.     Amendments; Waivers. Except as provided in the following sentence, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent any additional liability or obligation is imposed on it or any existing liability or obligations is increased.

9.4.     Information Concerning Financial Condition of the Company and Their Subsidiaries. Each Agent and Claimholder shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations and the Term Obligations. No Claimholder shall have any duty to advise any other Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Agent or other Claimholder undertakes at any time or from time to time to provide any such information to any of the other Claimholders, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.     Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders actually pay over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders shall be subrogated to the rights of such Prior Lien Claimholders; provided, however, that each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Claimholders that are paid over to the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations. Notwithstanding the foregoing provisions of this Section 9.5, none of the Subordinated Lien Claimholders shall have any claim against any of the Prior Lien Claimholders for any impairment of any subrogation rights herein granted to the Subordinated Lien Claimholders.

9.6.     SUBMISSION TO JURISDICTION; WAIVERS.

(a)     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH AGENT, FOR ITSELF AND ON BEHALF OF THE APPLICABLE TERM CLAIMHOLDERS (IN THE CASE OF A TERM AGENT), THE APPLICABLE ABL CLAIMHOLDERS (IN THE CASE OF AN ABL AGENT) AND SPECIFIED MEXICO COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF THE SPECIFIED MEXICO COLLATERAL CLAIMHOLDERS IRREVOCABLY:

(1)     AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS AMONG ANY Term AGENT, ANY ABL AGENT OR SPECIFIED MEXICO COLLATERAL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM ANY GRANTOR, THE GRANTORS SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 9.14 AND 9.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENTS), THE Term CLAIMHOLDERS (OTHER THAN THE Term AGENTS) OR THE SPECIFIED MEXICO COLLATERAL CLAIMHOLDERS (OTHER THAN THE SPECIFIED MEXICO COLLATERAL AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2 OR THE PROVISIONS OF THIS AGREEMENT ARE SEEKING TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.

(2)     ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4)     AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7); AND

(5)     AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)     WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS, ANY OF THE Term LOAN DOCUMENTS OR ANY OF THE SPECIFIED MEXICO COLLATERAL DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS, THE Term LOAN DOCUMENTS AND THE SPECIFIED MEXICO COLLATERAL DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

9.7.     Notices. All notices permitted or required under this Agreement need be sent only to the applicable Term Agent and the applicable ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Term Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8.     Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, each Term Agent, on behalf of the applicable Term Claimholders, Specified Mexico Collateral Agent, on behalf of the Specified Mexico Collateral Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Each of the Term Agents and the ABL Agent agrees that if it sends any Enforcement Notice to another Agent, it shall be sent to all of the Agents.

9.9.     APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.10.     Specific Performance. Each of the ABL Agents, the Term Agents and Specified Mexico Collateral Agent may demand specific performance of this Agreement. Each ABL Agent, on behalf of itself and the applicable ABL Claimholders, each Term Agent, on behalf of itself and the applicable Term Claimholders, and Specified Mexico Collateral Agent, on behalf of itself and the Specified Mexico Collateral Claimholders hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any ABL Agent or the other ABL Claimholders or any Term Agent or the other Term Claimholders or Specified Mexico Collateral Agent or the other Specified Mexico Collateral Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, a Collateral Agent may seek such relief as if it were the "holder" of the claims of the other Collateral Agent's Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent's Claimholders.

9.11.     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13.     Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. Each Term Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Term Claimholders represented by it to the terms of this Agreement. Each ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders represented by it to the terms of this Agreement.

9.14.     No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Collateral Agents and the other Claimholders and their respective successors and assigns.

9.15.     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the respective relative rights of the ABL Claimholders and the Term Claimholders. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agents and the other ABL Claimholders, or as between the Grantors and the Term Agents and the other Term Claimholders, or as between the Grantors and the Specified Mexico Collateral Agent and the other Specified Mexico Collateral Claimholders the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents, the other Term Loan Documents or the Specified Mexico Collateral Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

9.16.     Marshalling of Assets. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Subordinated Lien Claimholder may have at any time under applicable law or otherwise to have its Subordinated Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of such Subordinated Lien Agent's Liens.

9.17.     Exclusive Means of Exercising Rights under this Agreement. The applicable Term Claimholders shall be deemed to have irrevocably appointed the applicable Term Agent and the applicable ABL Claimholders shall be deemed to have irrevocably appointed the applicable ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Term Claimholders, and the ABL Claimholders further shall be deemed to have agreed that their respective Agents (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement and, with respect to any Mexico Security Trust, issuing instructions, directions or requests to the Mexico Security Trustee in respect thereof) or the Collateral. Specifically, but without limiting the generality of the foregoing, each Term Claimholder (other than any Term Agent) and each ABL Claimholder (other than the ABL Agent), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement). For purposes of any Collateral located in Mexico, and subject to the terms provided under the ABL Loan Agreement, the applicable ABL Claimholders shall be deemed to have irrevocably authorized the ABL Agent to delegate to any other Agent the comisión mercantil con representación granted to such ABL Agent pursuant to Article 280 and any other applicable Articles of the Mexican Federal Commerce Code (Código de Comercio).

9.18.     Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Term Agents, the ABL Agent and the Grantors and is the product of those Persons on behalf of themselves and the Term Claimholders (in the case of the Term Agents) and the ABL Claimholders (in the case of the ABL Agent). Accordingly, this Agreement's provisions shall not be construed against, or in favor of, any part or other Person merely by virtue of that party or other Person's involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

9.19.     Relative Priorities of Term Obligations. The parties hereto acknowledge and agree that the DIP Term Obligations and the Liens securing the DIP Term Obligations shall be senior in all respects to the other Existing Term Obligations and the Liens securing such other Existing Term Obligations, respectively, including any adequate protection claims and liens in respect thereof, in each case, as provided in the Financing Orders.

9.20.     Amendment and Restatement. This Agreement amends and restates the Existing Intercreditor Agreement in its entirety effective as of the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

JPMORGAN CHASE BANK, N.A.,

as Existing ABL Agent and DIP ABL

Agent and not in its individual capacity

By:      /s/ Donna DiForio

Name: Donna DiForio

Title: Authorized Officer

J.P. MORGAN EUROPE LIMITED

as Existing Netherlands ABL Agent and DIP ABL Sub-

Agent and not in its individual capacity

By:      /s/ Matthew Sparkes

Name: Matthew Sparkes

Title: Authorized Officer

Notice Address:

Asset Based Lending

925 Westchester Avenue, 3rd Floor

White Plains, New York 10604

Attn: Donna DiForio/Libbey Glass Account Manager

and

Asset Based Lending

25 Bank Street

Canary Wharf

London, E14 5JP

Attention: Matthew Sparkes

Signature Page to Amended and Restated Intercreditor Agreement

Term Agent:

CORTLAND CAPITAL MARKET SERVICES LLC, as

Existing Term Agent and DIP Term Agent and not in its

individual capacity

By:      /s/ Winnalynn N. Kantaris

Name: Winnalynn N. Kantaris

Title: Associate General Counsel

Notice Address:

Cortland Capital Market Services LLC

225 W Washington Street, 9th Floor

Chicago, IL 60606

Attn: Ashwinee Sawh and Legal Department

Email:

Cortland_Succesor_Agent@cortlandglobal.com

and legal@cortlandglobal.com

with a copy, which copy shall not constitute notice, to:

Arnold & Porter Kaye Scholer LLP

250 W . 55th Street

New York, NY 10019

Attn: Alan Glantz

Email: Alan.Glantz@arnoldporter.com

Signature Page to Amended and Restated Intercreditor Agreement

Specified Mexico Collateral Agent:

CORTLAND CAPITAL MARKET SERVICES LLC, as

Specified Mexico Collateral Agent and not in its individual

capacity

By:      /s/ Winnalyn N. Kantaris

Name: Winnalyn N. Kantaris

Title: Associate General Counsel

Notice Address:

Cortland Capital Market Services LLC

225 W Washington Street, 9th Floor

Chicago, IL 60606

Attn: Ashwinee Sawh and Legal Department

Email:

Cortland_Succesor_Agent@cortlandglobal.com

and legal@cortlandglobal.com

with a copy, which copy shall not constitute notice, to:

Arnold & Porter Kaye Scholer LLP

250 W . 55th Street

New York, NY 10019

Attn: Alan Glantz

Email: Alan.Glantz@arnoldporter.com

Signature Page to Amended and Restated Intercreditor Agreement

Acknowledged and Agreed to by:

Company:

LIBBEY GLASS INC.

By:       /s/ Michael P. Bauer

Name: Michael P. Bauer

Title: Chief Executive Officer

Notice Address:

Holdings:

LIBBEY INC.

By:       /s/ Michael P. Bauer

Name: Michael P. Bauer

Title: Chief Executive Officer

Notice Address:

300 Madison Avenue
Toledo, OH 43604
Attn: Juan Amezquita

Signature Page to Amended and Restated Intercreditor Agreement

Company Subsidiaries:

SYRACUSE CHINA COMPANY

WORLD TABLEWARE INC.

LGA4 CORP.

LGA3 CORP.

THE DRUMMOND GLASS COMPANY

LGC CORP.

LIBBEY.COM LLC

LGFS INC.

LGAC LLC

LGAU CORP.

By:      /s/ Michael P. Bauer

Name: Michael P. Bauer

Title: Chief Executive Officer

Notice Address:

300 Madison Avenue
Toledo, OH 43604
Attn: Juan Amezquita

Signature Page to Amended and Restated Intercreditor Agreement

LIBBEY EUROPE B.V.
LIBBEY EUROPE FINANCE COMPANY B.V.

B.V. KONINKLIJKE NEDERLANDSCHE GLASFABRIEK LEERDAM
LIBBEY MEXICO HOLDINGS B.V.

By:      /s/ Jennifer Michele Jaffee

Name: Jennifer Michele Jaffee

Title: Attorney-In-Fact

LIBBEY INTERNATIONAL C.V.

By:      /s/ Jennifer Michele Jaffee

Name: Jennifer Michele Jaffee

Title: Senior Vice President, General Counsel and Secretary

LIBBEY MÉXICO, S. DE R.L. DE C.V.

By:      /s/ Jennifer Michele Jaffee

Name: Jennifer Michele Jaffee

Title: Attorney-In-Fact

CRISA LIBBEY MÉXICO, S. DE R.L. DE C.V.

By:      /s/ Jennifer Michele Jaffee

Name: Jennifer Michele Jaffee

Title: Attorney-In-Fact

CRISAL - CRISTALARIA AUTOMÁTICA S.A.

By:      /s/ Jennifer Michele Jaffee

Name: Jennifer Michele Jaffee

Title: Chairman of the Board of Directors

with delegated powers

Notice Address:

300 Madison Avenue
Toledo, OH 43604
Attn: Juan Amezquita

Signature Page to Amended and Restated Intercreditor Agreement